SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934
                            (Amendment No. ___)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                       APPLIED RESEARCH CORPORATION
             ------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

         Neuman & Cobb, 1507 Pine Street, Boulder, Colorado  80302
         ---------------------------------------------------------
   (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.
     1)   Title of each class of securities to which transaction applies:
          --------
     2)   Aggregate number of securities to which transaction applies:
          ________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
     4)   Proposed maximum aggregate value of transaction:
          ____________________
     5)   Total fee paid:
          _____________________________________________________

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ____________________________________
     2)   Form, Schedule or Registration Statement No.: ______________
     3)   Filing Party: ______________________________________________
     4)   Date Filed: ________________________________________________

                       APPLIED RESEARCH CORPORATION

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD OCTOBER 30, 1996



The Annual Meeting of Shareholders of Applied Research Corporation ("ARC" or the "Company") will be held at the principal executive offices of the Company, 8201 Corporate Drive, Suite 1120, Landover, Maryland 20785 on October 30, 1996 at 10:00 o'clock a.m. for the purpose of considering and voting upon the following:

   1. To elect three (3) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

   2. To approve the execution by the Company of that certain Parent Consent and Indemnification Agreement to be executed at Closing by the Company in conjunction with the sale of substantially all of the assets of the Company's wholly-owned subsidiary, Applied Research of Maryland, Inc., a Maryland corporation, to Fidelity Technologies Corporation, a Pennsylvania corporation.

   3. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of ARC Common Stock of record at the close of business on September 20, 1996 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended May 31, 1996 will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

                                 IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTION ON THE PROXY FORM.

                              APPLIED RESEARCH CORPORATION


                              /s/ Dennis H. O'Brien
                              -------------------------------
                              Dennis H. O'Brien, Secretary

                      APPLIED RESEARCH CORPORATION

                     8201 Corporate Drive, Suite 1120
                         Landover, Maryland  20785


                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF SHAREHOLDERS


   This Proxy Statement is furnished to the Shareholders of Applied Research Corporation (respectively, the "Shareholders" and the "Company") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on October 30, 1996 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of three (3) Directors of the Company, FOR the execution by the Company of that certain Parent Consent and Indemnification Agreement to be executed at Closing by the Company in conjunction with the sale of substantially all of the assets of the Company's wholly-owned subsidiary, Applied Research of Maryland, Inc., a Maryland corporation, to Fidelity Technologies Corporation, a Pennsylvania corporation, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

   ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

   This Statement is being mailed on or about October 3, 1996, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Company is furnishing to Shareholders its Annual Report for its fiscal year ended May 31, 1996, and a copy of that certain Consolidated Asset Purchase Agreement dated July 30, 1996 by and between Fidelity Technologies Corporation and Applied Research of Maryland, Inc.

   The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

   Only Shareholders of record as of the close of business on September 20, 1996 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of September 28, 1996, the Company had outstanding 6,811,083 shares of common stock ("shares"), with each share being entitled to one vote.

i. SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

   The following table sets forth, as of the date of this Proxy
Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, all Directors and Executive Officers individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.


     NAME & ADDRESS                SHARES BENEFICIALLY OWNED
                              -------------------------
   OF BENEFICIAL OWNER             NUMBER         PERCENT(1)
   -------------------             ------         ----------

OFFICERS, DIRECTORS AND
PRINCIPAL SHAREHOLDERS

Dr. S.P.S. Anand(2)              4,601,451          65.8%
8201 Corporate Drive
Landover, MD  20785

Mrs. Manjit Anand(3)             4,601,451          65.8%
8201 Corporate Drive
Landover, MD  20785

Dennis H. O'Brien(4)                85,000           1.2%
8201 Corporate Drive
Landover, MD  20785

Dr. Andrew S. Endal(5)              48,000           0.7%
8201 Corporate Drive
Landover, MD  20785

All Directors and Officers
As a Group (four (4) Persons)    4,734,451          66.5%
- -------------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of September 27, 1996, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

(2) Includes 1,736,927 shares of Common Stock held of record by Manjit Anand, Dr. Anand's wife, and 200 shares of Common Stock owned by each of Dr. Anand's two (2) children. Also includes 36,000 shares of Common Stock owned by Woodlore Investments, a controlled corporation of Dr. Anand and his wife. Finally, includes Warrants exercisable to purchase 184,000 shares of Common Stock at an exercise price of $.75 per share.

(3) Includes 2,644,124 shares of Common Stock and Warrants exercisable to purchase an additional 184,000 shares of Common Stock at an exercise price of $.75 per share, owned by Dr. Anand, Mrs. Anand's husband, and 200 shares of Common Stock owned by each of Mrs. Anand's two (2) children. Also includes 36,000 shares of Common Stock owned by Woodlore Investments, a controlled corporation of Mrs. Anand and her husband.

(4) Includes Incentive Stock Options ("ISO") exercisable to purchase 40,000 shares of Common Stock at an exercise price of $.25 per share issued under the Company's 1994 Incentive Stock Option Plan. Also includes ISOs exercisable to purchase 40,000 shares of Common Stock at an exercise price of $.50 per share, issued under the Company's 1994 Incentive Stock Option Plan. Does not include ISOs exercisable to purchase 40,000 shares of Common Stock at an exercise price of $.75 per share, which become exercisable in 1997; or ISOs exercisable to purchase 40,000 shares of Common Stock at an exercise price of $1.00 per share, which become exercisable in 1998.

(5) Represents Non-Qualified Stock Options exercisable to purchase 48,000 shares of Common Stock at an exercise price of $.50 per share issued under the Company's 1986 Incentive Stock Option Plan.

ii.  DIRECTORS & EXECUTIVE OFFICERS.

     ELECTION OF DIRECTORS.

     The Directors have voted to nominate three (3) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the corporation. Dr. S.P.S. Anand and Manjit K. Anand are currently Directors of the Company. All of the nominees are currently Directors of the Company.

     The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Company's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

     Name                Age       Position
     ____                ___       ________

     Dr. S.P.S. Anand    59        President, CEO and Chairman
                                   of the Board

     Manjit K. Anand     52        Treasurer and Director

     Dennis H. O'Brien   45        Nominee

     DR. S.P.S. ANAND. Dr. Anand founded the Company in 1978 and has served as the Company's President, CEO and Chairman of the Board since that time. Dr. Anand has over twenty-five years of experience in Astronomy and Astrophysics and has written 37 technical publications. Dr. Anand received his Ph.D in mathematics from Delhi University, India in 1964. Dr. Anand is responsible for the day-to-day operations of the company, and provides significant impetus to the Company's marketing efforts. Other than the Company, Dr. Anand has not held a directorship with any company subject to the reporting and other informational requirements of the Securities Exchange Act of 1934, as amended ("Reporting Company").

     MANJIT K. ANAND. Mrs. Anand is Dr. Anand's wife, and has been a Director since December, 1987. She was also Secretary and Treasurer of the Company from December, 1987, through September, 1994, at which time she was replaced as Secretary of the Company by Dennis H. O'Brien. Finally, Mrs. Anand has been Secretary/Treasurer of the Company's wholly-owned subsidiary, Applied Research of Maryland, since 1981. Mrs. Anand does not receive any compensation for services performed for or on behalf of the Company. Mrs. Anand has operated a fashion business in Annapolis, Maryland since 1976. Other than the Company, Mrs. Anand has never held a directorship with a Reporting Company.

     DENNIS H. O'BRIEN. Mr. O'Brien joined the Company at its Chief Financial Officer in June, 1994. Mr. O'Brien was appointed Secretary in September, 1994, a Director in November, 1994, and was appointed Vice President in June, 1995. Effective June 24, 1996, Mr. O'Brien accepted full-time employment with Trandes Corporation, a privately owned government contractor. As a result, Mr. O'Brien currently serves the Company on a part-time basis only. Prior to his employment with the Company, Mr. O'Brien served as Chief Financial Officer of several private and public companies. Mr. O'Brien has extensive turnaround experience with both commercial and government companies. Mr. O'Brien received a B.S. in Accounting from Penn State University, and is a Certified Public Accountant. Mr. O'Brien is responsible for the finance and contracts administration functions of the Company.

     From 1989 through 1994, Mr. O'Brien was employed as a Vice-President and Chief Financial Officer, by the NAHB Research Center, Inc., a wholly-owned subsidiary of the National Association of Home Builders, which conducts research and development of housing related issues and technologies under contract, principally with the federal government.
From 1986 through 1989, Mr. O'Brien was employed as a Senior Vice-President by Delta Data Systems Corp., a public company which sold TEMPEST computer systems to the defense industry. Mr. O'Brien was also a Director of Delta Data Systems Corp. from 1988 through 1989. Other than the Company and Delta Data Systems Corp., Mr. O'Brien has not held a directorship with any other Reporting Company.

     Each Director will be elected to serve until the next Annual Meeting of Shareholders in 1997 or until a successor is duly elected and qualified.

     As indicated above, Dr. S.P.S. Anand and Manjit K. Anand are husband and wife. Other than the foregoing, however, there were no family relationships among Directors or persons nominated or chosen by the Company to become a Director, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected as such.

     During the fiscal year ended May 31, 1996, one (1) meeting of the Board of Directors was held. The meeting was attended by one hundred percent (100%) of the Board members. Directors received no cash compensation for their services as such, however they were reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company.

     During the fiscal year ended May 31, 1996, the Company did not have standing Audit, Compensation and Nominating Committees of the Board of Directors, nor does the Company have plans to form any Audit, Compensation or Nominating Committees of the Board of Directors in the near future.

     EXECUTIVE OFFICERS

     The Executive Officers of the Company include Dr. S.P.S. Anand and Mrs. Anand, as well as the following individual whose age, principal occupation during the past five (5) years, and certain other affiliations and information are set forth below:

     Name                Age       Position
     ____                ___       ________

     Dr. Andrew S. Endal 46        Senior Vice-President,
                                   Research & Development

     Dennis H. O'Brien   45        Secretary, Vice-President

- --------------------

     DR. ANDREW S. ENDAL. Dr. Endal has been with the Company since 1981. Dr. Endal was made a Vice-President of the Company in October, 1986, and became Senior Vice-President, in charge of research and development, in January, 1987. Dr. Endal received his Ph.D in Astronomy from the University of Florida, Gainesville, Florida, in 1974. Prior to accepting employment with the Company, Dr. Endal held teaching positions at Kansas State University and Louisiana State University. Dr. Endal has published 39 technical papers. Dr. Endal is presently responsible for overseeing the technical aspects of the Company's Technical Services Division.

     Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis.

     LEGAL PROCEEDINGS

     As of April 2, 1996, the Company's wholly-owned subsidiary, Applied Research of Maryland, Inc. ("ARM"), had not remitted federal payroll withholdings totalling approximately $764,755 relating to the fourth quarter of 1994, the second and fourth quarters of 1995 as well as the first calendar quarter of 1996. ARM has accrued penalties and interest on those delinquent amounts totalling approximately $328,700 through April 2, 1996. The IRS filed a lien against ARM on November 7, 1995.

     On December 1, 1995, ARM entered into a new installment with the IRS which required a $75,000 monthly payment to be made by the 15th of each month starting with December, 1995, and continuing until the total liability was paid. As part of this agreement, the IRS agreed to give ARM's new lender ("CFC") a priority security interest with regards to its loans against billed receivables. As a condition of the new installment agreement, CFC was required to deduct the monthly payment from ARM's borrowings against billed receivables and remit this directly to IRS. CFC remitted the first four installment payments through March, 1996, totalling $300,000. However, ARM did not remit approximately $472,500 of federal payroll withholding taxes, and defaulted on the new installment agreement. On April 1, 1996, the IRS issued levy notice to ARM's bank, financing company and a majority of its customers. On April 2, 1996, the IRS attempted to close ARM. As a result, ARM was forced to file for protection under Chapter 11 of the U.S. Bankruptcy Code on April 2, 1996.

     Under Chapter 11, certain claims against ARM (the "Debtor") in existence prior to the filing of the Petition for Relief under the Federal Bankruptcy Laws are stayed while the Debtor continues business operations as Debtor-In-Possession. Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from the rejection of executory contracts, including leases, and from the determination by the Court (or agreement of the parties in interest) of allowed claims for contingencies and other disputed amounts.


     While the Chapter 11 filing by ARM has stayed any legal proceedings seeking to collect the unremitted federal payroll tax withholdings from ARM, the automatic stay provisions of the Bankruptcy Code do not apply to the Company and/its responsible officers or directors. Moreover, in the event the Chapter 11 proceedings are dismissed or the foregoing claims are not adequately resolved in accordance with applicable law, the protection afforded by the automatic stay provisions of the Bankruptcy Code will no longer apply to ARM, and it is probable that the IRS will recommence collection activities. To date, the Company has not been informed of, nor is it aware of, any intention of the IRS to assert any claims against the Company relative ARM's unremitted federal payroll tax withholdings. The IRS has, however, indicated that in the event IRS does not receive the trust fund portion of the taxes owed by ARM (approximately $608,000) from the proceeds of the sale of ARM's assets, the IRS may elect to recover the unremitted withholdings from the responsible officers or directors of ARM, namely Dr. S.P.S. Anand and Dennis H. O'Brien, who are also officers and directors of the Company. The IRS has indicated that upon receipt of $608,000, the IRS will release Dr. S.P.S. Anand and Mr. O'Brien from further liability.

     With the exception of the foregoing, neither the Company, its subsidiaries, or their officers or directors is a party to any pending legal proceeding, nor is the Company aware of any governmental authority currently contemplating the initiation of an action or proceeding against the Company.

     Except as provided above,, during the past five (5) years, none of the foregoing Directors, nominees or executive officers has:

     (a) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

     (b) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

     (c) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

     (d) been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     EXECUTIVE COMPENSATION.

     The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,0000.

                                                 TABLE 1
                                       SUMMARY COMPENSATION TABLE

                                                                Long Term Compensation
                                                           --------------------------------
                              Annual Compensation              Awards          Payouts
                          --------------------------     ------------------  ----------
                                               Other                                     All
                                              Annual   Restricted                       Other
Name and                                      Compen-     Stock                LTIP    Compen-
Principal                   Salary    Bonus   sation    Award(s)  Options/    Payouts  sation
Position              Year    ($)      ($)      ($)        ($)        SARs      ($)    ($)(4)
                                             (1)(2)(3)
- -------------------------------------------------------------------------------------------------

Dr. S.P.S. Anand      1996 169,813            $ 56,289                                 $ 2,053
Chairman, President &
CEO                   1995 168,554               7,289                                   2,546

                      1994 157,200              14,097                                   2,288


Dr. Andrew S Endal,   1996 151,436     4,000     1,391                                   1,976
Sr. Vice-President
                      1995 145,962     4,000     1,189                                   1,744

                      1994 137,000     4,000     1,024                                   1,703


Dr. Richard J Harms(5),1995128,279                 974                                   2,575
Sr. Vice-President
                      1994 132,816     2,000     1,063                                   2,283
- ------------------------------

(1) All executive officers of the Company participate in the Company's group health insurance plan. However, no executive officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.

(2)  Includes spouse's beneficial interest in Key Man Life Insurance policy.

(3) During fiscal 1994, fiscal 1995 and fiscal 1996, the Company paid certain expenses on behalf of Dr. Anand totalling $7,980, $22,200 and $24,500, respectively. At the end of fiscal 1994, the Company paid to Dr. Anand, as additional compensation, the sum of $11,971, which was used by Dr. Anand, after making provisions for the payment of income taxes thereon, to repay all amounts advanced by the Company to him during fiscal 1994. During fiscal 1996, the Company paid to Dr. Anand, as additional compensation, the sum of $49,000, which was used by Dr. Anand, after making provisions for the payment of income taxes thereon, to repay all amounts advanced by the Company to him during fiscal 1995 and 1996.

(4) Includes the Company's matching 401(k) contribution (Company matches 25% of employees contribution).

(5) Effective April 8, 1995, Dr. Harms resigned as Senior Vice-President of the Company. At this time, the Company does not plan to hire a replacement for Dr. Harms.

     1986 INCENTIVE STOCK OPTION PLAN

     In 1986, the Board of Directors and the shareholders of the Company adopted the Applied Research Corporation Stock Option Plan of 1986 (the "1986 Plan"). Pursuant to the 1986 Plan, the Company's Board of Directors was authorized to issue options for the purchase of up to 300,000 shares of the Company's Common Stock to key employees of the Company. Options granted under the 1986 Plan could be granted in the form of incentive stock options ("ISO") as provided in Section 422 of the Internal Revenue Code, or in the form of non-qualified stock options ("NQSO"). ISO's were exercisable at prices which were equal to at least one hundred percent (100%) of the fair market value of the Company's freely trading Common Stock on the date of grant, and NQSO's were exercisable at prices which were equal to at least eighty-five percent (85%) of the fair market value of the Company's freely trading Common Stock on the date of grant. Only key management and employees of the Company or the Company's Affiliates and Consultants serving in a managerial, administrative, professional or consulting position, were eligible to participate in the Plan.

     The 1986 Plan was administered by the Compensation Committee of the Board (the"Committee"), which determined eligible employees, the time and number of options to be granted, and the periods for which such options were granted. There were limitations on the number of options which could be granted and the aggregate fair market value of the stock in any given year. All options granted under the Plan could be made subject to vesting by the Committee in its discretion.

     As of May 31, 1996, no incentive stock options, and non-qualified stock options to purchase 60,000 shares of Common Stock, having an average exercise price of $.50 per share, were outstanding and unexercised under the 1986 Plan.

     1994 INCENTIVE STOCK OPTION PLAN

     In 1994, the Board of Directors and the shareholders of the Company adopted the Applied Research Corporation Stock Option Plan of 1994 (the "1994 Plan"). Pursuant to the 1994 Plan, the Company's Board of Directors was authorized to issue options for the purchase of up to 300,000 shares of the Company's Common Stock to key employees of the Company. Options granted under the 1994 Plan to eligible participants may take the form of Incentive Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options which do not qualify as ISOs (Non-Qualified Stock Options or "NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Company Stock Incentive Plan) of the Company's Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs. The exercise price of an ISO may not be less than 100% of the fair market value of the shares of the Company's Common Stock (or 110% of the fair market value if granted to a person who owns 10% or more of the Company's outstanding shares) on the date of grant. The exercise price of a NQSO may be set by the administrator of the 1994 Plan. The exercise price under any option will be adjusted as provided in the 1994 Stock Incentive Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares. Fair market value of the Company's Common Stock is defined in the 1994 Stock Incentive Plan as the closing sale price of the Common Stock on the OTC Electronic Bulletin Board System or any securities exchange on which the shares of Common Stock are then listed.

     The 1994 Plan is administered by a committee made up of members of the Company's Board of Directors (the"Committee"), which determines eligible employees, the time and number of options to be granted, and the periods for which such options are granted. There are limitations on the number of options which can be granted and the aggregate fair market value of the stock in any given year. All options granted under the Plan can be made subject to vesting by the Committee in its discretion.

     As of May 31, 1996, ISOs exercisable to purchase 160,000 shares of Common Stock of the Company having an average exercise price of $.625 per share and no NQSOs, were outstanding and unexercised under the 1994 Plan.

     The following table sets forth certain information concerning the exercise of incentive stock options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of unexercised options on an aggregated basis:

                                                 TABLE 2

                           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                      AND FY-END OPTION/SAR VALUES

                                                                                          Value of
                                                                      Number of         Unexercised
                                                                     Unexercised        In-the-Money
                                                                    Options/SARs        Options/SARs
                                                                    at FY-End (#)      at FY-End ($)(1)
                                                                    -------------      -----------------
                          Shares Acquired      Value Realized        Exercisable/        Exercisable/
Name                      on Exercise (#)            ($)            Unexercisable       Unexercisable
- --------------------      ---------------      --------------       -------------       -----------
Dr. S.P. S. Anand              -0-                  -0-                  0/0                 0/0

Dr. Andrew S. Endal            -0-                  -0-               48,000/0               0/0(2)
- ---------------------

(1) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options.

(2) Dr. Endal's options are exercisable at $.50 per share. The fair market value of the securities underlying Dr. Endal's options at fiscal year end was $.1875 per share based upon the average of the closing bid and asked prices of the Common Stock as quoted on the OTC Electronic Bulletin Board. Accordingly, at fiscal year end, Dr. Endal's options were not in-the-money.

     TRANSACTIONS WITH MANAGEMENT AND OTHERS.

     On January 22, 1990, the Company's President, Dr. S.P.S. Anand, and his wife obtained an equity line-of-credit in the amount of $230,000 which was secured by their personal real estate holdings. The proceeds of the equity line-of-credit were used to pay off certain outstanding obligations of the Company. In November, 1993, the Company converted a $230,000 note payable held by Dr. Anand and his wife, and related to the line-of-credit into 920,000 shares of the Company's Common Stock and Common Stock Purchase Warrants exercisable to acquire up to an additional 184,000 shares of Common Stock. The Warrants are exercisable for a period of three (3) years at an exercise price of $.75 per share. The shares of Common Stock and Common Stock issuable upon exercise of the Warrants were subsequently registered for sale by the Company. The Company's Registration Statement on Form S-3 registering the foregoing securities was declared effective by the Securities and Exchange Commission on July 1, 1994.

     During fiscal 1994, 1995 and 1996, the Company paid certain expenses on behalf of Dr. Anand totalling $7,980, $22,200 and $24,500, respectively. At the end of fiscal 1994, the Company paid to Dr. Anand, as additional compensation, the sum of $11,971, which was used by Dr. Anand, after making provisions for the payment of income taxes thereon, to repay all amounts advanced by the Company to him during fiscal 1994. During fiscal 1996, the Company paid to Dr. Anand, as additional compensation, the sum of $49,000, which was used by Dr. Anand, after making provisions for the payment of income taxes thereon, to repay all amounts advanced by the Company to him during fiscal 1995 and fiscal 1996.

     COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the Securities Laws of the United States, the Company's Directors, its Executive (and certain other) Officers, and any persons holding more than ten percent (10%) of the Company's common stock (collectively the "Reporting Persons") are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission ("Commission"). Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal 1996. All of these filing requirements were satisfied by its Officers and Directors and ten percent holders, except the following:
Dr. S.P.S. Anand failed to file with the Commission, on a timely basis, one report relating to one transaction involving the Common Stock of the Company. Additionally, Dr. S.P.S. Anand, Mrs. Manjit Anand, Dr. Andrew S. Endal and Dennis H. O'Brien, each failed to file on a timely basis an Annual Statement of Beneficial Ownership of Securities on Form 5. In making these statements, the Company has relied on the representation of its Directors and Officers or copies of the reports that they have filed with the Commission.

     3.   SALE OF ASSETS

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT, AND THE ATTACHMENTS HERETO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN, INCLUDING THE CONSOLIDATED ASSET PURCHASE AGREEMENT AND THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, BOTH OF WHICH ARE ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE. SHAREHOLDERS SHOULD EXAMINE CAREFULLY THIS PROXY STATEMENT, THE CONSOLIDATED ASSET PURCHASE AGREEMENT AND THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB IN THEIR ENTIRETY.

     HISTORY OF THE COMPANY

     The Company was organized under the laws of the State of Colorado on March 26, 1986, as Dollar Ventures, Inc., for the primary purpose of engaging in a merger with or acquisition of, one or a small number of private firms. On December 29, 1987, Dollar Ventures, Inc. acquired 100% of the outstanding shares of Applied Research Corporation, a Maryland corporation, common stock in exchange for 5,000,000 shares of Dollar Ventures, Inc. common stock. Following the acquisition, Applied Research Corporation (the original Maryland corporation) changed its name to Applied Research of Maryland, Inc. ("ARM" or the "Company"), and Dollar Ventures, Inc. changed its name to Applied Research Corporation ("ARC"). In addition to ARM, the Company is the sole or principal shareholder of two other corporations, ARSoftware Corporation and ARInternet Corporation.

     ARSoftware Corporation ("ARS"), a Maryland corporation and wholly owned subsidiary of the Company was formed in April, 1992, to diversify ARC's business by developing niche markets in the computer software industry. The objective of ARS is to develop and distribute scientific and technical software to academic, commercial and federal, state and local government entities. ARS is currently reselling existing products under licensing agreements.

     ARInternet Corporation ("ARInternet"), a Maryland corporation and majority owed subsidiary of the Company was formed in November 1994, to diversify the business base of ARC by developing niche markets in the computer online services industry. The objective of ARInternet is to become the place to go on the Internet for information useful to those in search of scientific knowledge.

     BACKGROUND OF THE TRANSACTION

     ARM is the principal business of ARC. ARM's activities are divided into three divisions: Technical Services Division, Instruments Division and ARInstruments Division.

          Technical Services Division
          ---------------------------

          The Technical Services Division provides scientific software design and development, mathematical analysis, laboratory experiment design and implementation, and scientific data analysis to support research programs in the earth and space sciences, optics, electronics, and chemistry. Most of these support services are performed on-site at U.S. Government ("Government") laboratories (NASA/Goddard Space Flight Center, the Naval Research Laboratory, and the U.S. Naval Observatory). In addition, during 1993, the Company began work on a subcontract with Hughes Applied Information Systems, Inc. ("Hughes") where the work is performed on-site at a Hughes location.

          Instruments Division
          --------------------

          The Instruments Division designs and fabricates specialized hardware used to carryout spaceborne scientific observations. Primary emphasis is in the development of ultraviolet to near infrared imaging and spectrographic instruments for use in astrophysical and atmospheric research. The Instruments Division has expanded into the manufacture of rocket and spacecraft attitude-control sensors. The Company's classified contracts are also carried out in the Instruments Division.

          ARInstruments Division
          ----------------------

          During its many years of performing under government contracts, the Company has developed expertise in custom design and fabrication work. In addition, members of the Company's technical staff have investigated and researched other government and commercial applications for existing technologies. The Company formed its ARInstruments Division ("ARInstruments") in fiscal 1993 to penetrate the government and commercial instrumentation markets, and specifically segregate these activities from other government contract operations in the design, fabrication, and distribution of instrumentation products. During fiscal 1994, ARInstruments had begun research and development efforts related to product development and initiated two patent applications. These patents were granted during fiscal 1995.

     On April 2, 1996, ARM filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy laws. Prior to the filing of the Chapter 11 petition, management of the Debtor had been attempting to sell the assets of ARM. Subsequent to the filing, the Debtor entered into an agreement to sell a majority of ARM's assets. At a Bankruptcy Court hearing on July 30, 1996, this agreement was subjected to counter offers, and another company agreed to purchase a majority of ARM's assets for $2.1 Million. Completion of this sale is subject to approval by the Debtor's principal customers of the transfer of certain contract rights and obligations, which is expected to take approximately 60 to 90 days to complete. Completion of the sale is also contingent upon obtaining approval by a majority of the Company's shareholders of the execution by the Company of an agreement pursuant to which, among other things, the Company consents to the sale of substantially all of the assets of ARM, and agrees to indemnify the purchaser from and against damages resulting from the sale.

     The following is a chronology of the events leading up to ARM filing for protection under Chapter 11 under the United States Bankruptcy laws, as well as a discussion of what has happened since the filing and subsequent signing of an agreement to sell the majority of ARM's assets to a third party purchaser.

          IMPACT ON CASH FLOW DUE TO THE LOSSES FROM OPERATIONS/CONTINUED INVESTMENT IN ARS/ARINTERNET.

          Because of the continued losses incurred by ARM, ARS and ARInternet (through November 1995, ARC incurred losses of approximately $(422,000)) as well as the cash drain on ARM by ARS and ARInternet during fiscal 1996 (through November 1995, ARM funded approximately $157,800 of ARS and ARInternet expenses, while an additional $46,800 was expended from December 1, 1995 through April 2, 1996), ARM continued to fall behind on remitting its federal withholding taxes throughout the first half of fiscal 1996. Through November 1995, ARM owed the IRS approximately $675,600 in unpaid federal withholding taxes plus an additional $200,000 in interest and penalties.

          DELINQUENT FEDERAL WITHHOLDING TAXES/FILING OF LIENS BY THE IRS.

          During September, 1995, ARM made a $50,000 payment to the IRS for delinquent payroll taxes. The IRS had demanded a $250,000 payment be made on October 27, 1995, and when the Company was unable to meet this demand, the IRS filed a lien against ARM on November 7, 1995.

          As a result of the IRS lien, ARM defaulted on its loan agreement with its primary lender ("PrinCap") pursuant to a provision requiring it to remit all federal payroll withholding taxes as they became due. Upon the filing of the IRS lien, the lender issued a letter of default to ARM on November 14, 1995, under which no additional funding was granted and all residuals received by the lender were applied to reduce the loan balances outstanding.

          On November 17, 1995, ARM entered into an agreement with a new lender ("CFC"), and on December 4, 1995, CFC paid off the remaining outstanding PrinCap loan balance of $651,491, plus $18,288 of accrued interest and other charges. The agreement with CFC allows ARM to borrow 90% against billed receivables on all assigned contracts. Since the new financing agreement did not allow ARM to borrow against unbilled receivables, ARM was required to pay off the $250,000 unbilled loan advance and the approximate $35,000 equipment loan due to PrinCap at the time of closing the new loan. To accommodate this, CFC allowed ARM a one-time advance of approximately 97% against eligible billed receivables.

          On December 1, 1995, the Company entered into a new installment agreement with the IRS which required a $75,000 monthly payment to be made starting with December, 1995, and continuing until the liability was paid. As a condition of this installment agreement, CFC was required to deduct the monthly payment from the Company's borrowings against billed receivables and remit this directly to the IRS. The IRS agreed to give CFC a priority security interest with regards to its loans against billed receivables. The IRS and CFC initially operated under an interim subordination agreement while the Company applied for a formal subordination from the IRS. On January 30, 1996, the IRS issued a Certificate of Subordination. Through April 1, 1996, CFC had remitted the first four payments totalling $300,000. However, during the period from November 14, 1995 to March 25, 1996, ARM only made one tax deposit of $69,000. During this period ARM failed to remit approximately $472,500 of current federal withholding tax deposits as was required under the December 1, 1995, installment agreement.

          Starting in October 1995, management of the Company started pursuing the possible sale of ARM. The Company enlisted a broker which made contacts with several companies who appeared to be interested. Three companies expressed interest in acquiring essentially all of the operating assets of ARM (principally the government contracts). Discussions were ongoing with these parties from late December 1995 through March 1996. During this period, no offers acceptable to the Company were made. In late March 1996, management was pursuing discussions with a potential buyer and as a condition of the negotiations, had a meeting with the IRS to discuss the amount owed the IRS as well as a potential settlement of the outstanding liability, which as of April 1, 1996, was approximately $1,155,000.

          FILING OF CHAPTER 11 PETITION BY ARM.

          Because ARM was in default of its December 1, 1995, installment agreement with the IRS, the Company's assets were subject to immediate seizure and possible sale by the IRS. To that end, on April 1, 1996, the IRS issued Levy Notices to ARM's bank, financing company and the majority of its customers. On April 2, 1996, the IRS attempted to close ARM. As a result, ARM was forced to file for protection under Chapter 11 of the United States Bankruptcy Code on April 2, 1996.

          On April 5, 1996, ARM received an emergency hearing with the Bankruptcy Court to determine its request to pay its employees their pre-petition wages as well as continue to operate the business. Prior to the emergency hearing, ARM reached an agreement with the IRS and CFC to allow ARM to continue to operate and borrow money from CFC against its billed receivables. Under this agreement, ARM agreed to pay $15,000 a month starting April, 1996, towards its arrearage with the IRS. The April payment consisted of the $13,600 of cash seized by the IRS on April 1, 1996. Future monthly payments will be made directly to the IRS by CFC from borrowings made by ARM. ARM was also required to remit to the IRS collections on certain billed receivables that were outstanding as of April 2, 1996 (the final vouchers on 14 old contracts, which totaled approximately $136,700). In addition, as part of the agreement with the IRS and as required by the Bankruptcy Court, ARM was required to remit its post-petition taxes when due and provide proof of such payments to the IRS and the Bankruptcy Court on a timely basis. The Bankruptcy Court approved the agreements with the IRS and CFC, and approved ARM's operating budget for 15 days through April 21, 1996. These agreements have continued to be renewed by the Bankruptcy Court.

          SALE OF ARM'S GOVERNMENT CONTRACTS.

          ARM informed the Bankruptcy Court and the IRS that it had and would continue to pursue the sale of the ARM's business. To that end, ARM placed an ad in several newspapers, including THE WALL STREET JOURNAL.
ARM received approximately 34 inquires to these ads. During May and June 1996, the Company sent information about ARM to 18 Companies and held serious discussions with 7 Companies concerning the sale of ARM's assets.

          On June 24, 1996, ARM accepted a contract for the sale of certain of ARM's assets for approximately $1.5 Million. The sale was subject to Bankruptcy Court approval, which was scheduled for July 26, 1996. This hearing was subsequently moved to July 30, 1996. On July 30, 1996, the hearing was conducted. At the hearing, a total of four qualified bidders attended, and after extensive biding, an offer was accepted for $2.1 Million. The following is a list of the purchased and excluded assets:

          PURCHASED ASSETS                   EXCLUDED ASSETS
- - All contract rights (including   - ARM's charter and status as a
  project contracts),                corporation, its minute book,
- - All inventory,                     stock transfer records, and
- - All books and records,             similar records relating to
- - All furniture, fixtures, and       ARM's organization, existence or
  equipment,                         capitalization, and the capital
- - All proprietary rights             stock of ARM,
  (patents, etc.)                  - Billed accounts receivable as of
- - All unbilled accounts receivable   closing.
  as of the closing date.          - Intercompany receivables,
                                   - ARM's rights to occupy real
                                     property pursuant to leases of real
                                     property and any leasehold
                                     improvements made thereto,
                                   - Any other property identified by the
                                     Purchaser prior to the closing

     During August 1996, management and ARM's bankruptcy attorney negotiated with Fidelity Technologies Corporation, a Pennsylvania corporation ("Fidelity") the Consolidated Asset Purchase Agreement which was signed on August 30, 1996 (the "Asset Purchase Agreement"), a copy of which is attached hereto as Appendix B, and incorporated herein by this reference. A court order documenting the bidding procedure as well as the contract is expected to be submitted to the Bankruptcy Court for approval during the week ended September 13, 1996. The sale is subject to the successful novation of ARM's government contracts. This is expected to take approximately 60 to 90 days from contract execution.

     Additionally, under the terms of the Asset Purchase Agreement, at Closing, the Company is required to execute and enter into an agreement pursuant to which: (i) the Company consents to the transactions contemplated by the Asset Purchase Agreement, (ii) the Company certifies that the representations and warranties set forth in the Asset Purchase Agreement are true and correct, (iii) the Company agrees to indemnify, defend and hold harmless Fidelity and Fidelity's agents, affiliates, predecessors, successors and assigns, against and in respect of any and all damages that any of them shall incur or suffer, which arise, result from or relate to any claim by, through or on behalf of any existing, future or former shareholder or creditor of the Company relating to the subject matter of the foregoing certifications or ARM's entering into or performing under the Asset Purchase Agreement, and (iv) the Company agrees and covenants not to compete with Fidelity on the same terms and conditions set forth in the Asset Purchase Agreement with respect to ARM (the "Parent Consent and Indemnification Agreement"). Execution by the Company of the Parent Consent and Indemnification Agreement must be authorized by a majority of the shareholders of the Company at a shareholders meeting conducted in accordance with applicable law.

     If execution by the Company of the Parent Consent and Indemnification Agreement is not approved by a majority of the Company's shareholders, absent an amendment to the Asset Purchase Agreement with Fidelity removing the requirement that execution of the Parent Consent and Indemnification Agreement be approved by a majority of the Company's shareholders, consummation of the transactions contemplated by the Asset Purchase Agreement will not occur. However, since the Company's officers and directors collectively own 4,322,451 or 63.5% of the issued and outstanding shares of the Company's Common Stock, and said individuals have indicated that they intend to vote such shares in favor of the Sale, it appears that the Company's execution of the Parent Consent and Indemnification Agreement will be approved by a majority of the Company's Shareholders.

     POSSIBLE POSITIVE AND NEGATIVE EFFECTS OF THE SALE

     During the current fiscal year ARM constituted 94% of ARC's total revenue. The sale currently contemplated will sell essentially all of ARM's operations to the Purchaser and eliminate all of ARM's revenues. Therefore, ARS and ARInternet will be the only remaining operating entities. ARS is still not operating at cash flow break even, so it is doubtful that it can survive without a substantial infusion of cash or a significant increase in revenues, neither of which can be guaranteed. Management is considering several options for ARS, including ceasing its operations. ARInternet on the other hand, has steadily increased its revenues and as of May 31, 1996, had approximately 1,000 subscribers and had essentially reached break even operations. Management believes that ARInternet's revenues and business will continue to grow and that ARInternet will ultimately be a successful business on its own, however there can be no assurances of this.

     The sale of ARM, if completed, will dramatically change the Company's balance sheet and statement of operations (SEE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION). Through the bankruptcy proceeding, all of ARM's debts which total $3.7 million at May 31, 1996, will be either liquidated or discharged. This will decrease the Company's interest and penalties costs that it had been incurring. If ARS and ARInternet's revenues can be increased to produce net profits and a positive cash flow, the Company may in fact benefit from the sale of ARM. However, unless and until this occurs, the Company may not have sufficient capital to achieve its current business plan, which raises substantial doubt as to the Company's ability to continue as a going concern after the sale of ARM is completed.

     RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has approved the execution by the Company, at Closing, of the Parent Consent and Indemnification Agreement and directed that execution of the Parent Consent and Indemnification Agreement by the Company, at Closing, be submitted to the vote of the Company's shareholders with the recommendation that execution be approved. The principal factor taken into consideration by the Board in approving execution of the Parent Consent and Indemnification Agreement and in recommending that the Shareholders approve the transaction was the Board's belief that absent consummation of the transactions contemplated by the Asset Purchase Agreement, ARM will be unable to continue operations as a going concern. The Board also concluded, based on the Company's discussions with other prospective purchasers, and the bidding process in the Bankruptcy Court, that the purchase price offered by Fidelity was a fair price and the best offer available.

     A vote in favor of execution by the Company, at Closing, of the Parent Consent and Indemnification Agreement will have the effect of authorizing consummation of the transactions described in the Asset Purchase Agreement, including the sale of substantially all of the assets of the Company's wholly-owned subsidiary, Applied Research of Maryland, Inc., a Maryland corporation, to Fidelity Technologies Corporation, a Pennsylvania corporation. A vote in favor of execution of the Parent Consent and Indemnification Agreement will also have the effect of authorizing the Company to indemnify, defend and hold harmless Fidelity and Fidelity's agents, affiliates, predecessors, successors and assigns, against and in respect of any and all Damages (as that term is defined in the Asset Purchase Agreement) that any of them shall incur or suffer, which arise, result from or relate to any claim by, through or on behalf of any existing, future or former shareholder or creditor of the Company relating to the subject matter of the certifications contained in the Parent Consent and Indemnification Agreement or ARM's entering into or performing under the Asset Purchase Agreement. Finally, a vote in favor of execution of the Parent Consent and Indemnification Agreement will have the effect of authorizing the Company to covenant and agree not to compete with Fidelity on the same terms and conditions set forth in the Asset Purchase Agreement with respect to ARM.

     A vote against execution of the Parent Consent and Indemnification Agreement will have the effect of denying authorization of consummation of the transactions described in the Asset Purchase Agreement, including the sale of substantially all of the assets of the Company's wholly-owned subsidiary, Applied Research of Maryland, Inc., a Maryland corporation, to Fidelity Technologies Corporation, a Pennsylvania corporation. A vote against execution of the Parent Consent and Indemnification Agreement will also have the effect of denying authorization of the Company to indemnify, defend and hold harmless Fidelity and Fidelity's agents, affiliates, predecessors, successors and assigns, against and in respect of any and all Damages (as that term is defined in the Asset Purchase Agreement) that any of them shall incur or suffer, which arise, result from or relate to any claim by, through or on behalf of any existing, future or former shareholder or creditor of the Company relating to the subject matter of the certifications contained in the Parent Consent and Indemnification Agreement or ARM's entering into or performing under the Asset Purchase Agreement. Finally, a vote against execution of the Parent Consent and Indemnification Agreement will have the effect of denying authorization of the Company to covenant and agree not to compete with Fidelity on the same terms and conditions set forth in the Asset Purchase Agreement with respect to ARM.

     FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZATION AND APPROVAL OF THE EXECUTION BY THE COMPANY, AT CLOSING, OF THE PARENT CONSENT AND INDEMNIFICATION AGREEMENT.

     ACCOUNTING TREATMENT

     The sale of ARM's assets as contemplated by the Asset Purchase Agreement, when consummated, will be recorded and reported by the Company as the "disposal of a business segment" in accordance with AICPA
Accounting Principles Board Opinion No. 30.

     DISSENTERS' RIGHTS

     Although pursuant to the terms of the Asset Purchase Agreement, execution by the Company, at Closing, of the Parent Consent and Indemnification Agreement must be authorized by a majority of the shareholders of the Company at a shareholders meeting conducted in accordance with applicable law, holders of Common Stock of the Company do not have dissenters' or similar rights under the Colorado Business Corporation Act.

     THE ASSET PURCHASE AGREEMENT

     THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE ASSET PURCHASE AGREEMENT, A COPY OF WHICH (EXCLUDING SCHEDULES AND EXHIBITS THERETO) IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY THIS REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ASSET PURCHASE AGREEMENT. UNLESS OTHERWISE INDICATED, THE CAPITALIZED TERMS SET FORTH BELOW SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ASSET PURCHASE AGREEMENT.

          GENERAL

          As a result of the Company's persistent inability to generate income from its operations, and its resulting problems with the IRS, in October 1995, management of the Company started pursuing the possible sale of ARM. On June 24, 1996, ARM accepted a contract for the sale of certain of ARM's assets for approximately $1.5 Million. However, as a result of ARM's filing for protection under Chapter 11 of the Bankruptcy Code in April, 1996, the sale was subject to Bankruptcy Court approval. On July 30, 1996, a hearing on the matter was conducted, at which other prospective buyers were allowed to submit competing bids. At the hearing, a total of four qualified bidders attended, and after extensive biding, an offer submitted by Fidelity Technologies Corporation ("Fidelity") was accepted. During August 1996, management and ARM's bankruptcy attorney negotiated with Fidelity the terms and conditions of the Asset Purchase Agreement which was signed on August 30, 1996.

          PURCHASE PRICE

          Pursuant to the terms of the Asset Purchase Agreement, Fidelity has agreed to make payments, and to assume specified liabilities, in an amount totaling up to Two Million One Hundred Thousand and No/100 dollars ($2,100,000.00). The Purchase Price shall consist of the following items:

     A. A deposit (the "Deposit") in the amount of Fifty Thousand and No/100 dollars ($50,000.00) paid to an escrow agent upon execution of the Asset Purchase Agreement and held in an interest-bearing deposit account. The Deposit will be released and paid to the Internal Revenue Service ("IRS") at Closing with any accrued interest being applied to the Designated Payment due at Closing;

     B. A payment at Closing by Fidelity to ARM for the IRS in the amount of Five Hundred Forty-Nine Thousand and No/100 dollars ($549,000.00) (the "Designated Payment"), provided, however, that Fidelity will receive $15,000 credit toward such payment based upon the August 1, 1996, payment by ARM to the IRS and will receive additional credit for all other $15,000 monthly payments by ARM to the IRS, which payments will continue to be paid by ARM to the IRS until Closing;

     C. A payment at Closing in the amount of Six Hundred Seventy-Six Thousand and No/100 dollars ($676,000.00) by Fidelity to ARM's 401(k) plan (the "Initial Plan Payment");

     D. An assumption of liabilities of ARM to its employees for liabilities of ARM to its employees for accrued and unpaid vacation liabilities ("Vacation Liability") in an amount not to exceed Three Hundred Twenty-Five Thousand and No/100 dollars ($325,000), to be paid or provided for by Fidelity to such employees in such manner as may be agreed by Fidelity and each affected employee; provided that Fidelity will not be required to pay or provide for Vacation Liability within less than one year following the Closing Date; and further provided that Fidelity will not require that Vacation Liability be paid or provided for across a period greater than two (2) years following the Closing Date (the "Assumed Vacation Liability");

     E. Payment to ARM in the amount of Three Hundred Seventy-Eight Thousand and No/100 dollars ($378,000.00), to be paid, without interest, as follows: $76,000.00 will be paid no later than the first anniversary of the Closing Date; $76,000.00 will be paid to ARM for the IRS no later than the second anniversary of the Closing Date; $52,000.00 will be paid to ARM and $24,000.00 will be paid to ARM for the IRS no later than the third anniversary of the Closing Date; $100,000.00 will be paid no later than the fourth anniversary of the Closing Date; and $50,000 will be paid no later than the fifth anniversary of the Closing Date (the "Deferred Payments");

     F. Payment to the Seller of the aggregate amount of Seventy-Two Thousand and No/100 dollars ($72,000.00) for the IRS, $36,000.00 of which is pursuant and subject to the Non-Compete Agreement with Dr. Anand and $36,000.00 of which is pursuant to the Non-Compete covenants of ARM in Section 10.0 of the Asset Purchase Agreement (the "Assigned Non-Compete Payments") to be paid, without interest, as follows: $24,000.00 will be paid no later than the first anniversary of the Closing Date; $24,000.00 will be paid no later than the second anniversary of the Closing Date; and $24,000.00 will be paid no later than the third anniversary of the Closing Date.

     G. Fidelity will reimburse ARM's employees for their pre-petition travel expenses in an aggregate amount not to exceed Fifty Thousand and No/100 dollars ($50,000.00) for all such employees.

          PURCHASED ASSETS

          Pursuant to the terms of the Asset Purchase Agreement, the Purchased Assets shall be all of ARM's right, title and interest in and to properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by ARM or in which ARM has any interest (other than Excluded Assets), including, without limitation, the following:

     A. All Contract Rights (including, without limitation, all Project Contracts);

     B.   All Inventory;

     C.   All Books and Records;

     D.   All Fixtures and Equipment;

     E.   All Proprietary Rights;

     F.   All Permits, to the extent transferable;

     G.   All Accounts Receivable that are unbilled as of the Closing
          Date;

     H. All Accounts Receivable (billed and unbilled) relating to the Last Payroll;

     I. All Accounts Receivable billed after July 30, 1996, relating to expired Contracts that are awaiting closeout;

     J. Life Insurance Policy of United of Omaha in the amount of $1 million as Key-Man Life Insurance on Dr. S.P.S. Anand, in which ARM is the 100% beneficiary; and

     K. All items of real or personal property specified in Exhibit "B" to the Asset Purchase Agreement.

          EXCLUDED ASSETS

          Pursuant to the terms of the Asset Purchase Agreement, the Excluded Assets shall be the following items, which are not to be acquired by Fidelity under the Asset Purchase Agreement:

     A. ARM's franchise, charter and status as a corporation, its minute books, stock transfer records and similar records relating to ARM's organization, existence or capitalization, and the capital stock of ARM;

     B. Claims and causes of action arising under Sections 547, 548, 549 and 550 of the Bankruptcy Code including, without limitation, claims and causes of action for preferences, fraudulent transfers, fraudulent conveyances, illegal or improper dividends (collectively "Avoidance Claims");

     C. Accounts Receivable of ARM that are billed, fixed, matured and liquidated as of the Closing Date (other than Accounts
          Receivable arising on account of the Last Payroll and Accounts Receivable that were unbilled on July 30, 1996, and that relate to expired Contracts that are awaiting closeout);

     D.   Intercompany Receivables;

     E. ARM's rights to occupy real property pursuant to leases of real property other than leases specifically identified in writing by Fidelity, after delivery of the final Disclosure Schedule, and any leasehold improvements made pursuant thereto to the extent that ARM has no right to remove such leasehold improvements or that such removal would be impracticable;

     F. Any proceeds from the refund of unearned insurance premiums, if any, relating to ARM's workers' compensation insurance policies; and

     G. Any other property or asset that Fidelity identifies in writing as Excluded Asset at or prior to the Closing.

          REPRESENTATIONS AND WARRANTIES; COVENANTS

          The Asset Purchase Agreement contains representations and warranties with respect to ARM and the Purchased Assets which are generally typical in a transaction of this type. ARM has represented and warranted, among other things, that ARM has good and marketable title to the Purchased Assets free of any Encumbrances, except liens which are specified in the Disclosure Schedule and which are to be discharged pursuant to the Order at or prior to the Closing. ARM has also covenanted, among other things, to grant to Fidelity access to its operations and records during the period prior to the Closing, to conduct its business prior to the Closing only in the ordinary course and to use its best efforts to preserve and maintain good relationships with its clients, customers, vendors and Employees.

          CONDITIONS PRECEDENT

          In addition to approval of the execution by the Company, at Closing, of the Parent Consent and Indemnification Agreement by the Company's shareholders and approval by ARM's principal customers of the transfer of certain contract rights and obligations, an order from the Bankruptcy Court must be obtained: (i) approving the form and content of the Asset Purchase Agreement, (ii) authorizing ARM to enter into each and every transaction contemplated by the Asset Purchase Agreement, (iii) authorizing ARM to convey to Fidelity the Purchased Assets free and clear of all Encumbrances of all parties and entities, (iv) approving the assumption by, and assignment to, Fidelity of any Contract that is an executory contract and is a Purchased Asset, (v) determining that the consideration given by Fidelity under the Asset Purchase Agreement represents the fair market value of the Purchase Assets, and (vi) determining that the Asset Purchase Agreement is in the best interest of ARM and its Affiliates, including, without limitation, the Company and its shareholders. Additionally, consummation of the Sale is subject to certain other conditions, including the accuracy of the representations and warranties of ARM and Fidelity set forth in the Asset Purchase Agreement, the absence of any material adverse change in the Purchased Assets, and obtaining the consent, approval and/or waiver from third parties, governmental authorities and other Parties necessary to permit ARM to transfer the Purchased Assets to Fidelity as contemplated by the Asset Purchase Agreement.

               PARENT CONSENT AND INDEMNIFICATION AGREEMENT
               --------------------------------------------

               Additionally, as a condition precedent to consummation of the Asset Purchase Agreement, the Company is required to execute, at Closing, and enter into an agreement pursuant to which: (i) the Company consents to the transactions contemplated by the Asset Purchase Agreement,
(ii) the Company certifies that the representations and warranties set forth in the Asset Purchase Agreement are true and correct, (iii) the Company agrees to indemnify, defend and hold harmless Fidelity and Fidelity's agents, affiliates, predecessors, successors and assigns, against and in respect of any and all damages that any of them shall incur or suffer, which arise, result from or relate to any claim by, through or on behalf of any existing, future or former shareholder or creditor of the Company relating to the subject matter of the foregoing certifications or ARM's entering into or performing under the Asset Purchase Agreement, and
(iv) the Company agrees and covenants not to compete with Fidelity on the same terms and conditions set forth in the Asset Purchase Agreement with respect to ARM. Execution of the foregoing agreement must be authorized by a majority of the shareholders of the Company at a shareholders meeting conducted in accordance with applicable law.

               CONSULTING AND NON-COMPETE AGREEMENT
               ------------------------------------

               Under the terms of the Asset Purchase Agreement, and as a condition precedent to Closing, Fidelity and Dr. Anand, President of the Company and ARM, must have agreed to and executed and delivered a Consulting Agreement and a Non-Compete Agreement in form and substance acceptable to Purchaser. The foregoing agreements shall provide for the engagement of Dr. Anand by Fidelity as a consultant and for prohibitions against competition by Dr. Anand for three years.

          INDEMNIFICATION

          ARM and Fidelity have each agreed to indemnify the other (and the officers, directors, stockholders, employees and agents of the other, and their respective successors and assigns) from, against and in respect of any and all losses, liabilities, deficiencies, penalties, fines, costs, damages and expenses that may be suffered or incurred by any of them arising from any breach of any representation, warranty, covenant or agreement made in the Asset Purchase Agreement or contained in any certificate executed and delivered in connection with the Asset Purchase Agreement, or incident to the enforcement of the provisions of the Asset Purchase Agreement. Additionally, ARM has agreed to indemnify Fidelity against any losses suffered or incurred by Fidelity from any liability or obligation of ARM which has not been assumed by Fidelity pursuant to the express provisions of the Asset Purchase Agreement. Finally, pursuant to the terms of the Asset Purchase Agreement and as part of the Parent Consent and Indemnification Agreement, the Company must agree to indemnify, defend and hold harmless Fidelity and Fidelity's agents, affiliates, predecessors, successors and assigns, against and in respect of any and all damages that any of them shall incur or suffer, which arise, result from or relate to any claim by, through or on behalf of any existing, future or former shareholder or creditor of the Company relating to the subject matter of the certifications contained in the Parent Consent and Indemnification Agreement or ARM's entering into or performing under the Asset Purchase Agreement.

          TERMINATION

          Either ARM or Fidelity may terminate the Asset Purchase Agreement upon the occurrence of a material breach by the other party that is not cured within a reasonable time after notice of the breach; provided, however, that a party may not terminate the Asset Purchase Agreement solely on the grounds of a material breach by the other party if the terminating party is itself in material breach of the Asset Purchase Agreement at the time.

     USE OF PROCEEDS AND CONDITION OF THE COMPANY AFTER THE SALE

     In the event the sale referenced above is completed, ARM (the "Debtor") will file a Plan of Reorganization, which will, among other things, specify how much of the outstanding pre-petition liabilities will be paid and over what period of time. It is expected that a Plan of Reorganization will be filed with the Bankruptcy Court within 30 days of completing the sale. This Plan is expected to take several months to receive Bankruptcy Court approval. It is also expected that between the monies generated from the sale of ARM's contracts rights plus the collection of the outstanding accounts receivables (which are not part of the sale), there will not be sufficient monies to liquidate all of ARM's pre-petition liabilities. Furthermore, it appears that the unsecured creditors (accounts payable) will receive little or nothing towards their pre-petition claims. Specifically, it appears that the following will be paid in full as a result of the Plan of Reorganization: (1) the secured claim of CFC, ARM's pre-petition and post-petition lender, (2) the amounts owed to the employees for accrued vacation (up to $325,000), the amount owed to the 401(k) Plan as of April 2, 1996, of approximately $676,000, as well as their pre-petition claims for unreimbursed travel expenses of approximately $50,000, and, (3) the principal portion of the tax amounts owed to both the IRS and the various state authorities. In addition, it appears that the various taxing authorities will receive a portion of the pre-petition penalties and interest, but not the full amount. Although these are the current expectations, there can be no assurances that these amounts will be paid until the Plan of Reorganization is submitted and confirmed by the Bankruptcy Court.

     During the current fiscal year ARM constituted 94% of ARC's total revenue. As a result, the sale of ARM, if completed, will dramatically change the Company's balance sheet and statement of operations (SEE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION).

     Specifically, through the bankruptcy proceeding, all of ARM's debts which total $3.7 million at May 31, 1996, will be either liquidated or discharged. However, notwithstanding the foregoing, giving retroactive effect to May 31, 1996, to the transactions contemplated by the Asset Purchase Agreement, the Company will still have a working capital deficit of $(1,777,285) on total current assets of $41,803, and total current liabilities of $1,819,088. Approximately $1.58 million of the Company's total current liabilities represent amounts owed by ARS and ARInternet to ARM.

     ARS is still not operating at cash flow break even, so it is doubtful that it can survive without a substantial infusion of cash or a significant increase in revenues, neither of which can be guaranteed. Management is considering several options for ARS, including ceasing its operations. ARInternet on the other hand, has steadily increased its revenues and as of May 31, 1996, had approximately 1,000 subscribers and had essentially reached break even operations. Management believes that ARInternet's revenues and business will continue to grow and that ARInternet will ultimately be a successful business on its own, however there can be no assurances of this. (SEE NOTES TO PRO-FORMA STATEMENTS --
NOTE 5.) This amount has not been eliminated from the pro-forma statements in the assumption that this amount, or a portion thereof, will either be forgiven as part of the Bankruptcy proceeding or paid form the collection of the inter-Company accounts receivable. However, in the event that there are no payments made on the inter-Company receivables, ARM will be at lest $400,000 short of liquidating all of its pre-petition debts (including penalties and interest).

     The transactions currently contemplated by the Asset Purchase Agreement will result in the sale of substantially all of ARM's operations, and, as a result, eliminate all of ARM's revenues. Therefore, ARS and ARInternet will be the only remaining operating entities. Prior to filing for protection under the Bankruptcy Code, ARM had been forced to continue to fund ARS's and ARInternet's operations. During the current fiscal year (through April 2, 1996), ARM funded approximately $204,600 of ARS and ARInternet expenses. From the period from April 2, 1996 on, because of the bankruptcy proceedings, ARM ceased all such advances and ARS and ARInternet were forced to fund their own operations.

     Giving retroactive effect to May 31, 1996, to the transactions contemplated by the Asset Purchase Agreement, the Company's revenues will decrease from $8,957,464 to $563,596, and operating expenses will decrease from $1,526,910 to $736,583. Based on the foregoing, the Company's net loss will decrease from $(657,056) to $(622,281).

     The Company has a noncancelable operating lease covering 12,633 sq. ft. of office and lab facilities which expires in September, 1998. The lease is subject to standard real estate escalation factors and building operating expense pass-throughs. Of the total 12,633 sq. ft. covered by the lease, ARM occupies 10,072 sq. ft., or approximately 80%. The annual rent during the year ended May 31, 1996 on the ARM space was $156,877. This amount will not be eliminated as a result of the Bankruptcy proceedings because the lease is held by the Company and not ARM. Additionally, because the lease obligations are not among the liability to be assumed by Fidelity, the Company's remaining operating expenses following consummation of the Sale will continue to include the Company's continuing lease obligations. To this end, approximately $157,000 of the Company's pro-forma loss related to the continuing lease obligation for the space related to ARM. Additionally, future minimum lease payments on the lease for the fiscal 1997, 1998 and 1999 for the space related to ARM total, in the aggregate, $378,700. Management of ARC has enlisted the services of a real estate broker to find a tenant to take over this space when ARM's operations are sold. The landlord has also been apprised of the ARM sale and is attempting to find an alternate tenant, but is under no obligation to release ARC from its obligation under the lease.

     Other significant components contributing to the Company's continuing net loss following consummation at the sale include $89,000 in compensation paid in the form of Company stock to individuals for consulting services which are not expected to recur and $50,000 of estimated expenses which were incurred in connection with maintaining the Company's status as a public Company. (SEE NOTES TO PRO-FORMA STATEMENTS
- -- NOTE 5.)

     Based on the foregoing, unless and until ARS' and ARInternet's revenues can be increased to produce net profits and a positive cash flow, the Company may not have sufficient capital to achieve its current business plan, which raises substantial doubt as to the Company's ability to continue as a going concern after the sale of ARM is completed.

     THE PURCHASER

     The Purchaser, Fidelity Technologies Corporation, is a Reading, Pennsylvania, based high-tech electronic manufacturing and services company. Fidelity started business in 1988 with three employees and has twice been named to the Inc. 500 List of Fasted Growing Privately Held Companies. Fidelity has also received the Entrepreneur of the Year Award for Central Pennsylvania on two occasions, and has competed for this coveted award at the national level. Fidelity maintains its principal offices at 2501 Kutztown Road, Reading, Pennsylvania 19605.

     THE COMPANY

     A complete description of the Company is contained in the Company's Annual Report of Form 10-KSB, a copy of which is attached hereto as Appendix A, and incorporated herein by this reference.

     REGULATORY APPROVALS

     Pursuant to the Bankruptcy Code, consummation of the transactions contemplated by Asset Purchase Agreement requires approval by the Bankruptcy Court. To this end, a court order documenting the bidding procedure as well as the Asset Purchase Agreement has been submitted to the Bankruptcy Court for approval. The Court Order and the Asset Purchase Agreement are expected to be submitted for approval by the Bankruptcy Court during the week ended October 4, 1996.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Management's discussion and Analysis of Financial Condition and Results of Operations is contained in the Company's Annual Report of Form 10-KSB, a copy of which is attached hereto as Appendix A, and incorporated herein by this reference.

     UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma condensed financial information and explanatory notes set forth the principal pro forma effect of consummation of the sale of the Purchased Assets and the other transactions contemplated by the Asset Purchase Agreement on the Company's historical consolidated financial results. The pro forma condensed consolidated financial information assumes that the Closing had taken place as of May 31, 1996.

     The estimated financial effects of the sale of the Purchase Assets and the other transactions contemplated by the Asset Purchase Agreement presented in the pro forma condensed financial information are not necessarily indicative of either the financial position or the results of operations of the Company had the sale occurred on the dates described, nor are they necessarily indicative of the results of future operations. Additionally, the pro forma condensed consolidated balance sheet as of May 31, 1996 does not reflect the results of operations or any changes in asset values since that date. The pro forma condensed financial information should be read in conjunction with historical consolidated financial statements of the Company, including the notes thereto, appearing in the Company Annual Report on Form 10-KSB attached hereto as Appendix A and incorporated herein by this reference.

                              APPLIED RESEARCH CORPORATION AND SUBSIDIARIES
                                         PRO-FORMA BALANCE SHEET
                                              MAY 31, 1996
                             ----------------------------------------------

                                      1996              Adjustments/               1996
                                    (Audited)           Eliminations             Pro-Forma
                                    ---------           ------------             ---------
ASSETS
- ------

CURRENT ASSETS
  Cash                             $   78,689          $   (62,878)            $   15,811
  Accounts receivable, net          1,524,685           (1,500,777)                23,908
  Inventory, at cost                    1,492                     -                 1,492
  Other current assets                 21,093              (20,501)                   592
                                   ----------          ------------            ----------
TOTAL CURRENT ASSETS                1,625,959           (1,584,156)                41,803

PROPERTY AND EQUIPMENT, AT COST
  Furniture and equipment             167,405             (147,013)                20,392
  Computer equipment                  462,206             (355,100)               107,106
  Laboratory equipment                121,426             (121,426)                     -
  Leasehold improvements               22,322              (22,122)                   200
                                   ----------          ------------            ----------
                                      773,359             (645,661)               127,698
  Less accumulated depreciation
     and amortization                 640,589             (580,425)                60,164
                                   ----------          ------------            ----------
NET PROPERTY AND EQUIPMENT            132,770              (65,236)                67,534

INTANGIBLE ASSETS, NET
  OF AMORTIZATION                      32,276              (22,951)                 9,325

OTHER ASSETS                            6,615               (6,615)                     -
                                   ----------          ------------            ----------
TOTAL ASSETS                       $1,797,620          $(1,678,958)            $  118,662
                                   ==========          ============            ==========











                           See accompanying notes to the pro-forma statements

                              APPLIED RESEARCH CORPORATION AND SUBSIDIARIES
                                   PRO-FORMA BALANCE SHEET - Continued
                                              MAY 31, 1996
                            ------------------------------------------------
                                      1996              Adjustments/               1996
                                    (Audited)           Eliminations             Pro-Forma
                                    ---------           ------------             ---------
LIABILITIES
- -----------
CURRENT LIABILITIES
  Liabilities not subject to compromise:
     Notes payable, current maturities$  689,563       $  (689,563)         $           -
     Notes payable to officers and directors,
       current maturities               4,000                     -                 4,000
     Accounts payable, trade          162,314              (14,018)               148,296
     Inter company advances payable to
       bankruptcy estate (Note 2)           -             1,582,842             1,582,842
     Accrued salaries and benefits    176,574             (137,505)                39,069
     Accrued payroll taxes and withholdings57,143          (43,174)                13,969
     Other accrued liabilities         77,665              (74,388)                 3,277
     Billings in excess of costs and
       anticipated profits              9,999               (9,999)                     -
     Deferred revenue                  27,635                     -                27,635
     Income taxes payable               1,411               (1,411)                     -
     Provision for contract losses     60,000              (60,000)                     -
                                   ----------          ------------            ----------
  Total liabilities not
     subject to compromise          1,266,304               552,784             1,819,088
                                   ----------          ------------            ----------
  Liabilities subject to compromise:
     Accounts payable                 403,812             (403,812)                     -
     Accrued salaries and benefits    861,151             (861,151)                     -
     Accrued payroll taxes and withholdings930,794        (930,794)                     -
     Accrued interest and penalties   437,708             (437,708)                     -
                                   ----------          ------------            ----------
  Total liabilities
    subject to compromise           2,633,465           (2,633,465)                     -
                                   ----------          ------------            ----------

TOTAL CURRENT LIABILITIES           3,899,769           (2,080,681)             1,819,088

NOTES PAYABLE, NET OF
  CURRENT MATURITIES                        -                     -                     -
                                   ----------          ------------            ----------

TOTAL LIABILITIES                   3,899,769           (2,080,681)             1,819,088
                                   ----------          ------------            ----------
STOCKHOLDERS' DEFICIT
- ---------------------
Preferred stock, $.10 par value, 40,000,000 shares
  authorized, none issued                   -                     -                     -
Common stock, $.0005 par value, 60,000,000
  shares authorized, 6,811,083 shares issued
  and 6,311,083 shares outstanding in 19963,155                   -                 3,155
Capital in excess of par value      1,140,529                     -             1,140,529
Accumulated deficit               (3,245,833)               401,723           (2,844,110)
                                   ----------          ------------            ----------
TOTAL STOCKHOLDERS' DEFICIT       (2,102,149)               401,723           (1,700,426)

TOTAL LIABILITIES AND
  STOCKHOLDERS' DEFICIT            $1,797,620          $(1,678,958)            $  118,662
                                   ==========          ============            ==========

                           See accompanying notes to the pro-forma statements

                              APPLIED RESEARCH CORPORATION AND SUBSIDIARIES
                                    PRO-FORMA STATEMENT OF OPERATIONS
                                         YEAR ENDED MAY 31, 1996
                              ---------------------------------------------
                                      1996              Adjustments/               1996
                                    (Audited)           Eliminations             Pro-Forma
                                    ---------           ------------             ---------
Revenue                            $8,957,464          $(8,393,868)              $563,596

Operating costs and expenses:
  Direct cost of services           5,467,113           (5,207,341)               259,772
  Indirect operating costs (Note 3) 1,934,199           (1,839,705)                94,494
  General & administrative
     expenses (Notes 3 and 4)       1,526,910             (790,327)               736,583
                                   ----------          ------------            ----------
Total operating costs and expenses  8,928,222           (7,837,373)             1,094,849
                                   ----------          ------------            ----------
Operating income (loss)                29,242             (556,495)             (527,253)

Other expense:
  Interest expense, net               379,173             (379,085)                    88
  Consulting expense associated
     with stock awards                 89,063                     -                89,063
  Penalties                           162,778             (159,067)                 3,711
  Other, net                           26,521              (24,355)                 2,166
                                   ----------          ------------            ----------
Total other expense                   657,535             (562,507)                95,028
                                   ----------          ------------            ----------
Loss before reorganization items
  and income taxes                  (628,293)                 6,012             (622,281)

Reorganization items:
  Professional fees                  (28,763)                28,763                     -
                                   ----------          ------------            ----------
Loss before income taxes            (657,056)                34,775             (622,281)

Income taxes                                -                     -                     -
                                   ----------          ------------            ----------
Net loss                          $ (657,056)            $   34,775           $ (622,281)
                                   ==========          ============            ==========









                           See accompanying notes to the pro-forma statements

               APPLIED RESEARCH CORPORATION AND SUBSIDIARIES
                       NOTES TO PRO-FORMA STATEMENTS
                               MAY 31, 1996



1.   General Information/Assumptions
     -------------------------------

Applied Research Corporation ("ARC" or the "Company") is organized under the laws of the state of Colorado and is comprised of two wholly owned subsidiaries, Applied Research of Maryland, Inc. ("ARM") and ARSoftware Corporation ("ARS"), and one majority owned subsidiary, ARInternet Corporation ("ARInternet"). In addition, the Company formed ARInstruments Division ("ARInstruments"), an unincorporated commercial instrumentation division of ARM.

On April 2, 1995, ARM filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. On June 24, 1996, the Company accepted a contract for the sale of certain of ARM's assets for approximately $1.5 Million. The sale was subject to Bankruptcy Court approval, which was scheduled for July 26, 1996. This hearing was subsequently moved to July 30, 1996. On July 30, 1996, the hearing was conducted. At the hearing, a total of four qualified bidders attended, and after extensive biding, an offer was accepted for $2.1 Million.

These pro-forma statements are shown to give the reader a indication of what the Company's consolidated financial statements would have been had the sale of Applied Research of Maryland, Inc. ("ARM"), the Company's wholly-owned subsidiary, been completed on June 1, 1995. The pro-forma balance sheet as of May 31, 1996, and the pro-forma statement of operations for the year ended May 31, 1996, have been prepared by the Company and are unaudited. The pro-forma results from operations for the year ended May 31, 1996, are not necessarily indicative of the anticipated operating results after the sale of ARM.

Most of the information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these pro-forma statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1996.

The general assumptions used to prepare the pro-forma statements were:

- -    All of the May 31, 1996, ARM assets and liabilities were eliminated, except for the inter company amounts owed to ARM by ARS and ARInternet (see note 2).

- -    All of the ARM revenue and expenses for the year ended May 31, 1996, were eliminated, except for the public company related expenses and the portion of the lease paid by ARM (see notes 3 and 4).

2.   Collection of the Inter-Company Amounts owed to ARM.
     ---------------------------------------------------

As of April 2, 1996, ARS owed ARM approximately $1.18 Million and ARInternet owed ARM $0.4 Million. These amounts resulted from ARM paying ARS's and ARInternet's operating expenses during their start-up phases and providing continued funding thereafter to fund operations. Since these amounts are owed to ARM, the ultimate collection of these advances will be supervised and controlled by the Bankruptcy Court. This amount has not been eliminated from the pro-forma statements in the assumption that this amount or a portion thereof, will either be forgiven as part of the Bankruptcy proceeding or paid from the collection of the inter-Company accounts receivable. However, in the event that there are no payments made on the inter company receivables, ARM will be at least $400,000 short of liquidating all of its pre-petition debts (including penalties and interest).

As of May 31, 1996, ARS has still not achieved breakeven operations. As of September 20, 1996, ARS has only one full-time employee and its sales are minimal. Therefore payment of any of the amount its owes ARM is extremely doubtful. On the other hand, ARInternet has essentially achieved breakeven operations as of May 31, 1996. Therefore, it can reasonably be expected that ARInternet will be required to repay some amount to liquidate its debt to ARM. The ultimate amount will be determined by the Bankruptcy Court.

3.   Impact on ARC after the Sale of ARM is Completed.
     ------------------------------------------------

During the current fiscal year ARM constituted 94% of ARC's total revenue. The sale currently contemplated will sell essentially all of ARM's operations to the Purchaser and eliminate all of ARM's revenues. Therefore, ARS and ARInternet will be the only remaining operating entities. Up until the bankruptcy filing, ARM had been forced to continue to fund ARS's and ARInternet's operations. During the current fiscal year (through April 2, 1996), ARM funded approximately $204,600 of ARS and ARInternet expenses. From the period from April 2, 1996 on, because of the bankruptcy proceedings, ARM ceased all such advances and ARS and ARInternet were forced to fund their own operations. ARS is still not operating at cash flow breakeven, so it is doubtful that it can survive without an infusion of cash or a substantial increase in revenues. Management is considering several options for ARS, including ceasing its operations. ARInternet on the other hand, has steadily increased its revenues and as of May 31, 1996, had approximately 1,000 subscribers and had essentially reached breakeven operations. Management believes that ARInternet's revenues and business will continue to grow and that ARInternet will ultimately be a successful business on its own, however there can be no assurances of this.

The space currently occupied by ARM is not covered by the Bankruptcy proceeding, since the lease is held by ARC (see Note 4). In addition, ARC will continue to incur expenses to maintain its status as a public company. Although these expenses will be less because of having less revenues and expenses, they will have to be borne by the remaining companies. For the purpose of these pro-forma statements, it has been assumed that $50,000 of expenses previously paid by ARM would have to be borne by the remaining companies and therefore, were not eliminated.

4.   Lease Commitment
     ----------------

The Company has a noncancelable operating lease covering 12,633 sq. ft. of office and lab facilities which expire in September 1998. The lease is subject to standard real estate escalation factors and building operating expense pass-throughs.

Of the total 12,633 sq. ft. covered by the lease, ARM occupied 10,072 sq. ft., or approximately 80%. The annual rent during the year ended May 31, 1996 on the ARM space was $156,877. This amount was not eliminated in the pro-forma statement of operations since the lease is held by ARC and not covered by the bankruptcy proceeding. Management of ARC has enlisted the services of a real estate broker to find a tenant to take over this space when ARM's operation are sold. The landlord has also been apprised of the ARM sale and is attempting to find an alternate tenant, but is under no obligation to release ARC of its obligation under the lease.

Future minimum operating lease payments on the noncancelable office lease related specifically to ARM are as follows:

               Fiscal Year
               -----------
                 1997                      $ 162,300
                 1998                        162,300
                 1999                         54,100
                                           ---------
                                           $ 378,700
                                           =========

Until the sale is completed, ARM will continue to occupy this space and pay the rent. The sale which is subject to Bankruptcy Court and Shareholder approvals, is not expected to be close until November or December 1996. This will decrease the above lease obligation by approximately $81,200 to $94,700.

5.   Going Concern and Management's Plans
     ------------------------------------
The pro-forma financial statements indicate a consolidated loss of $(622,281) after elimination of the operations of ARM. This loss, the history of losses within ARS and ARInternet, and the elimination of the major funding source (ARM) for the operations of ARS and ARInternet raise substantial doubt about the Company's ability to continue as a going concern.

The consolidated loss of $(622,000) and management's plan for continuing operations is discussed below:

- -    Approximately $157,000 of the pro-forma loss related to the continuing lease obligation for the space related to ARM. Management has been working vigorously to find a tenant to sublet this space, and hopes that upon the sale of ARM, it will have found a tenant to sublease this space, therefore eliminating this expense and liability.

- -    An additional $89,000 of the loss relates to stock compensation paid for consulting services, which are not expected to recur.

- -    The loss includes $50,000 of estimated expenses in connection with maintaining the Company as a public company, which were formally borne by ARM. These expenses are expected to continue unless and until a decision is made to take the Company private. It is not management's intention to do so at this time.

- -    Approximately $204,000 of the loss relates to ARInternet, which essentially had achieved breakeven operations as of May 31, 1996. Management believes that ARInternet will continue to grow and generate profits and cashflow sufficient to maintain its operations.

- -    Lastly, approximately $122,000 of the loss is attributable to ARS.
     As of September 20, 1996, ARS had only one (1) full-time employee and sales are minimal. It is still not operating at cashflow breakeven, so it is doubtful that it can survive without an infusion of cash or a substantial increase in revenues. Management is considering several options for ARS, including ceasing its operations.

     FEDERAL INCOME TAX CONSEQUENCES

          FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS

          The sale of the Purchased Assets by ARM will not have any Federal income tax consequences to shareholders of the Company.

          FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

          For Federal income tax purposes, the sale of the Purchase Assets by ARM will be accounted for by ARC as the "disposal of a business segment" under the provisions of AICPA Accounting Principles Board Opinion No. 30. ARM's results of operations through the date of sale will be treated as discontinued operations by ARC. Likewise, andy gain or loss from the sale will be recorded as gain or loss from discontinued operations.

     FINANCIAL STATEMENTS

     Financial Statements for the Company including Consolidated Balance Sheets as of May 31, 1996 and May 31, 1995, Consolidated Statements of Operations for the Years Ended May 31, 1996 and May 31, 1995, Consolidated Statements of Changes in Stockholders' Deficit for the Years Ended May 31, 1996 and May 31, 1995, Consolidated Statements of Cash Flows for the Years Ended May 31, 1996 and May 31, 1995, and the Notes thereto, are contained in the Company's Annual Report of Form 10-KSB, a copy of which is attached hereto as Appendix A, and incorporated herein by this reference.

     4.   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     Friedman & Fuller, P.C. served as the Company's principal accountant for the fiscal year ended May 31, 1996 and is expected to be retained as the Company's principal accountant for the fiscal year ending May 31, 1997. Representatives of Friedman & Fuller, P.C., are not expected to be present at the Annual Meeting of Shareholders or to be available to respond to appropriate questions. However, should representatives of Friedman & Fuller, P.C. attend the Annual Meeting of Shareholders, said representatives will have an opportunity to make a statement if they so desire, and would be available to respond to appropriate questions.

                               OTHER MATTERS

     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

     A copy of Form 10-KSB for the fiscal year ended May 31, 1996, the annual report filed by the Company with the Securities and Exchange Commission, being furnished contemporaneously herewith.

                                   APPLIED RESEARCH CORPORATION



                                   By:  /s/ Dennis H. O'Brien
                                        -------------------------
                                        Dennis H. O'Brien, Secretary

                            1997 ANNUAL MEETING

          No definitive date for the Annual Meeting of Shareholders in 1997 has been established. Qualifying shareholders may submit proposals that are consistent with the Company's Bylaws and federal securities laws to the Company for inclusion in the Company's proxy material relating to the 1997 Annual Meeting. The Company must receive such proposals at its business address (set forth at the beginning of this Proxy Statement) no later than May 31, 1997.
                       APPLIED RESEARCH CORPORATION
                 PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Dr. S.P.S. Anand or Dennis H. O'Brien (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Applied Research Corporation (the "Company") to be held at the principal executive offices of the Company, 8201 Corporate Drive, Suite 1120, Landover, Maryland 20785, on October 30, 1996 at 10:00 o'clock a.m., or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

ITEM 1.   FOR            WITHHOLD AUTHORITY
               -----                         -----

          To elect all of the nominees listed below:

          Dr. S.P.S. Anand, Manjit K. Anand and Dennis H. O'Brien

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

          ------------------------------------------------------

ITEM 2. To approve the execution by the Company of that certain Parent Consent and Indemnification Agreement to be executed at Closing by the Company in conjunction with the sale of substantially all of the assets of the Company's wholly-owned subsidiary, Applied Research of Maryland, Inc., a Maryland corporation, to Fidelity Technologies Corporation, a Pennsylvania corporation.

          FOR            AGAINST             ABSTAIN
               -----               -----               -----
ITEM 3.   Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, ITEM 2 AND ITEM 3 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.
(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)
(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.)
Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.
                              Date                , 1996
                                   ---------------
                              ----------------------------------
                              Name (please type or print)
                              ----------------------------------
                              Signature
                              ----------------------------------
                              Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                APPENDIX TO
                              PROXY STATEMENT



                   CONSOLIDATED ASSET PURCHASE AGREEMENT

     THIS CONSOLIDATED ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the 30th day of July, 1996, by and between FIDELITY TECHNOLOGIES CORPORATION, a Pennsylvania corporation ("Purchaser" or "Buyer") and APPLIED RESEARCH OF MARYLAND, INC., a Maryland corporation also doing business as Applied Research Corporation ("Seller").

                                 RECITALS

     R.1 Seller is a high technology company specializing in research and development, design and fabrication of sensors and instrumentation, technical support services and software development. Seller operates its business at 8201 Corporate Drive, Suite 1120, Landover, Maryland 20785.

     R.2  Seller is a wholly owned subsidiary of Applied Research
Corporation, Colorado corporation ("Parent").  Dr. S.P.S. Anand
("Dr. Anand") is the President and Chairman of the Boards of Directors of both Seller and Parent.

     R.3 On April 2, 1996 (the "Petition Date"), Seller filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Maryland, Greenbelt Division (the "Bankruptcy Court"), as case number 96-1-2425DK (the "Bankruptcy Case").

     R.4 Purchaser desires to purchase, and Seller desires to sell, the assets of Seller identified herein.

     NOW, THEREFORE, for and in consideration of the mutual promises and other good and valuable consideration contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "Accounts Receivable" shall mean all accounts, claims, chooses in action or other right to receive money or other property or consideration from any person or entity, whether such fight, claim, account, right or chose in action is disputed or undisputed, fixed or contingent, matured or unmatured, liquidated or unliquidated, evidenced by an instrument or other writing or unwritten, including, without limitation: all of Seller's present and future accounts, contract rights (other than Contract Rights), receivables, promissory notes and other instruments, chattel paper, all present and future tax refunds of Seller and all present and future rights of Seller to refunds or returns of prepaid expenses, including, unearned insurance premiums; all present and future judgments, orders, awards and decrees in favor of Seller and causes of action in favor of Seller; all present and future claims, rights of indemnification and other rights of Seller under or in connection with any contracts or agreements to which Seller is or becomes a party or third party beneficiary, including letters of credit (and the proceeds thereof issued or assigned for the benefit of Seller; all goods previously or hereafter returned, repossessed or stopped in transit, the sale, lease or other disposition of which contributed to the creation of any account, instrument or chattel paper of Seller; all present and future rights of Seller as an unpaid seller of goods, including rights of stoppage in transit and reclamation; all rights which Seller may now or at any time hereafter have, by law or agreement, against any account debtor or other obligor of Seller, and all rights, liens and security interests which Seller may now or at any time hereafter have, by law or agreement, against any property of any account debtor or other obligor of Seller, all present and future interests and rights of Seller, including rights to the payment of money, under or in connection with all present and future leases and subleases of real or personal property to which Seller is a party, as lessor, sublessor, lessee or sublessee; all other present and future contingent and noncontingent rights of Seller to the payment of money for any reason whatsoever whether arising, in contract, tort or otherwise; all deposit accounts now or hereafter maintained or established by, for or on behalf of Seller with any bank or other person and all balances of funds now or hereafter on deposit in all such accounts, including, without limitations all checking accounts, collection accounts, lockbox accounts, disbursement accounts and concentration accounts.

          "Affiliate" shall mean any person that is an affiliate (as such term is used in Section 101 of the Bankruptcy Code) of Seller, including, without limitation, Parent, ARS and ARInternet.

          "ARInternet" shall mean ARInternet Corporation, a Maryland corporation.

          "ARS" shall mean ARSoftware Corporation, a Maryland corporation.

          "Balance Sheet" shall mean the statement of assets and liabilities of the Seller previously provided to Purchaser and dated as of April 2, 1996.

          "Balance Sheet Date" shall mean the date as of which the Balance Sheet is effective, that is, April 2, 1996.

          "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time.

          "Books and Records" shall mean all records pertaining to the Purchased Assets, including without limitation records pertaining, to customers, suppliers, lessors and employees of the Seller.

          "Business Day" shall mean any day that is not a weekend or legal holiday as defined in Rule 9006 of the Bankruptcy Rules.

          "Closing" shall mean the closing of the transactions contemplated hereby, as set forth in Section 3.1, below.

          "Closing Date" shall mean the tenth (10th) Business Day following the date on which all of the conditions to Purchaser's obligations to close, as set forth in Article VIII, below, have been, and remain, satisfied or have been waived in writing by Purchaser, or such other date following entry of the Order on which the Seller and the Purchaser may agree.

          "Consulting Agreement and Non-Compete Agreement" shall mean certain agreements between Purchaser and Dr. Anand providing engagement of Dr. Anand by Purchaser as a consultant and for prohibitions against competition by Dr. Anand for three years, in the forms and in substance reasonably acceptable to Purchaser. The terms and conditions of the Consulting Agreement and the Non-Compete Agreement shall be disclosed in accordance with the Bankruptcy Code and the Bankruptcy Rules.

          "Contract" shall mean any of the agreements, contracts, leases or commitments described in the Disclosure Schedule.

          "Contract Rights" shall mean all of Seller's rights and obligations under the Contracts.

          "Court" shall mean the United States Bankruptcy Court for the District of Maryland.

          "Direct Employees" shall mean all employees of Seller whose salary and benefits are chargeable in majority part to one or more Project Contract as a direct, reimbursable expense.

          "Disclosure Schedule" shall mean a schedule executed and delivered by Seller to Purchaser of even date herewith, which sets forth the exceptions to the representations and warranties contained in
Article IV hereof and certain other information called for by Article IV hereof and other provisions of this Agreement. The final Disclosure Schedule delivered by Seller to Purchaser (which shall be designated by Seller as the Final Disclosure Schedule) shall be incorporated into and made a part of this Agreement.

          "Employee" shall mean any employee or consultant engaged or employed by Seller as of the date hereof or following the date hereof until Closing, whether such engagement or employment is pursuant to a written or unwritten contract or is at will. Notwithstanding the foregoing, "Employee" shall not include Dr. Anand.

          "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other right of third parties.

          "Excluded Assets" shall mean the following items, which are not to be acquired by Purchaser under this Agreement.

          A. The Seller's franchise, charter and status as a corporation, its minute books, stock transfer records and similar records relating to the Seller's organization, existence or capitalization, and the capital stock of the Seller;

          B. Claims and causes of action arising under Sections 547, 548, 549 and 550 of the Bankruptcy Code including without limitation claims and causes of action for preferences, fraudulent transfers, fraudulent conveyances, illegal or improper dividends (collectively, "Avoidance Claims");

          C. Accounts Receivable of the Seller that are billed, fixed, matured and liquidated as of the Closing Date (other than Accounts Receivable arising on account of the Last Payroll and Accounts Receivable that were unbilled on July 30, 1996, and that relate to expired Contracts that are awaiting closeout);

          D.   Intercompany Receivables;

          E. The Seller's rights to occupy real property pursuant to leases of real property other than leases specifically identified in writing by the Buyer after delivery of the final Disclosure Schedule and any leasehold improvements made pursuant thereto to the extent that the Seller has no right to remove such leasehold improvements or that such removal would be impracticable;

          F. Any proceeds from the refund of unearned insurance premiums, if any, relating to Seller's workers' compensation insurance policies; and

          G. Any other property or asset that the Buyer identified in writing as an Excluded Asset at or prior to the Closing.

          "Final Order" shall mean an order of the Bankruptcy Court or any appellate court that has not been reversed, modified, amended or stayed with respect to which the time to appeal or seek certiorari has expired, and with respect to which no appeal or request for certiorari is pending.

          "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery and equipment owned by Seller as of the date hereof, plus all additions, replacements or deletions following the date hereof until Closing, including, without limitation all equipment of Seller of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, all machinery, vehicles and other rolling stock, furniture, tools, dies, leasehold improvements, fixtures, computers, computer peripherals, computer systems and related furniture, and materials and supplies relating to any of the foregoing; all present and future documents of title relating to any of the foregoing; all present and future rights, claims and causes of action of Seller in connection with purchases of (or contracts for the purchase of), or warranties relating to, or letters of credit (and the proceeds thereof issued or assigned for the benefit of Seller relating to, or damages to, goods held or to be held by Seller as equipment; all present and future warranties, manuals and other written materials (and packaging thereof or relating thereto) relating to any of the foregoing; and all present and future general intangibles of Seller in any way relating to any of the foregoing, including, without limitation, all Intellectual Property associated with, used or useable in connection with, or necessary for the manufacture, operation, sale or lease of, any of the foregoing.

          "Hired Employee" shall mean any Employee (including Project Managers) to whom Purchaser offers employment or engagement commencing upon the consummation of the transactions contemplated by this Agreement, and who accepts such employment or engagement and, if requested by Purchaser, enters into an employment, consulting or other engagement agreement. Employment shall be offered to all Direct Employees upon substantially the same terms and conditions as currently exists with Seller; provided, however, that Purchaser shall have no obligation to provide credit to any Hired employee on account of services rendered, benefits accrued, or seniority achieved prior to Closing; and further provided that Purchaser shall have no obligation to offer benefits to any Hired Employee that are greater or different that the benefits that Purchaser generally provides with respect to its employees of similar, education, experience, salary and job responsibilities.

          "Indemnification Agreement" shall mean this Agreement, in which Dr. Anand hereby agrees to indemnify, defend and hold harmless Purchaser and Purchaser's agents, affiliates, predecessors, successors and assigns, against and in respect of any and all Damages that any of them shall incur or suffer, which arise, result from or relate to any breach of, or failure by Seller to perform, any of their respective representations, warranties, covenants or agreements in this Agreement, or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Seller under or pursuant to this Agreement. The liability of Dr. Anand under this Indemnification Agreement shall expire unless action hereunder is commenced against him on or before the first business day following the first anniversary of the first to occur of the Closing or the termination of this Agreement.

          "Intellectual Property" shall mean all of Seller's right, title and interest, whether now or existing or hereafter arising or acquired, in and to (a) all domestic and foreign copyrights, copyright registrations and copyright applications, whether or not registered or filed with any governmental or other authority, (b) all United States and foreign patents, and all pending and abandoned United States and foreign patent applications, including, without limitation, the inventions and improvements described or claimed therein, together with any reissues, divisions, continuations, certificates of re-examination, extensions and continuations-in-part thereof, and (c) all domestic and foreign trademarks, trademark registrations, trademark applications, service marks and trade names, whether or not registered or filed with any governmental or other authority; all present and future licenses and license agreements of Seller, and all rights of Seller under or in connection therewith, whether Seller is licensee or licensor thereunder, including, without limitation, any present or future franchise agreements under which Seller is franchisee or franchisor, all goodwill of Seller; all present and future trade secrets of Seller; all other present and future intellectual property of Seller; all income, royalties, damages and payments now or hereafter due and/or payable to Seller under or with respect to any of the foregoing, including, without limitation, rights to sue, damages and payments for past, present or future infringements thereof, and all rights corresponding to any of the foregoing throughout the world.

          "Intercompany Receivables" shall mean any Account Receivable that is matured, fixed and liquidated as of the date hereof owed to Seller by any Affiliate.

          "Inventory" shall mean all of all inventory of Seller of every type and description, now owned and hereafter acquired and wherever located, including, without limitation, raw materials, work in process, finished goods, goods returned or repossessed, and goods held for demonstration, marketing or similar purposes; all present and future materials and supplies of Seller used, useable or consumed in the course of Seller's business, whether relating to the manufacture, assembly, installation repair, packaging, packing or shipment of goods by Seller, or relating to advertising or any other aspect of Seller's business; all present and future property of Seller in, on or with which any of the foregoing is stored or maintained; all present and future warranties, manuals and other written materials (and packaging thereof or relating - thereto) relating to any of the foregoing; all present and future documents of title relating to any of the foregoing; and all present and future rights of Seller in connection with goods consigned to or by Seller; all present and future rights of Seller as an unpaid seller of goods, including rights of stoppage in transit and reclamation, all present and future rights, claims and causes of action of Seller in connection with purchases of (or contracts for the purchase of), or warranties relating to, or letters of credit (and the proceeds thereof) issued or assigned for the benefit of Seller relating to, or damages to, goods held or to be held by Seller as inventory; and all present and future general intangibles of Seller in any way relating to any of the foregoing, including, without limitation, all Intellectual Property associated with, used or useable in connection with, or necessary for the manufacture, operation, sale or lease of, any of the foregoing.

          "Last Payroll" shall mean Seller's last payroll not to exceed fourteen (14) days prior to Closing; but only to the extent that such Payroll is for services rendered during the period covered by such payroll for existing employees.

          "Non-Direct Personnel" shall mean all Personnel whose salary and benefits are not chargeable in whole to one or more Project Contract as a direct, reimbursable expense.

          "Parent Consent and Indemnification Agreement" shall mean an instrument in form and substance acceptable to Purchaser and its counsel:
(1) certifying that Parent consents to the transactions contemplated by this Agreement; (2) certifying that the representations and warranties set forth in this Agreement are true and correct; (3) and providing that Parent agrees to indemnify, defend and hold harmless Purchaser and Purchaser's agents, affiliates, predecessors, successors and assigns, against and in respect of any and all Damages that any of them shall incur or suffer, which arise, result from or relate to any claim by, through or on behalf of any existing, future or former shareholder or creditor of Parent relating to the subject matter of the foregoing certifications or Seller's entering into or performing under this Agreement; and
(4) agreeing and covenanting not to compete with Purchaser on the same terms and conditions set forth herein with respect to Seller. The Parent Consent and Indemnification Agreement must be authorized by a majority of the disinterested directors of Parent, and approved by the shareholders of Parent at a shareholders' meeting conducted in accordance with applicable Law. Seller and Parent shall be solely responsible for complying with all Laws (including without limitation all corporate and securities laws, rules and regulations) as may be applicable in obtaining Parent Consent and Indemnification Agreement.

          "Parent Opinion" shall mean one or more legal opinions of Parent's general corporate counsel, in a form and in substance satisfactory to Purchaser and its counsel, which shall contain the opinion of Parent's counsel that: (a) Parent is duly organized; (b) Parent is authorized to enter into and perform the Parent Consent and Indemnification Agreement; (c) the Parent Consent and Indemnification Agreement does not conflict with or violate any law, rule, regulation, order, contract, covenant or agreement governing Parent; (d) the Parent Consent and Indemnification Agreement is enforceable; and (e) all necessary consents and approvals for the Parent Consent and Indemnification Agreement have been obtained.

          "Permits" shall mean all of Seller's licenses, permits and other governmental authorizations required to operate the Seller's business in the manner presently conducted and in the manner as any Contract may require Seller's business to be conducted.

          "Personnel" shall mean all officers, employees and agents of the Seller.

          "Plan" shall mean the 401(k) plan of Seller dated December 11, 1991.

          "Plan Trustees" shall mean the trustees under the Plan.

          "Professionals" shall mean all attorneys, accountants, appraisers, auctioneers or other professional persons engaged by or on behalf of the Seller.

          "Project Contracts" shall mean those Contracts specified in Exhibit "A" hereto.

          "Project Managers" shall mean those Employees who have management responsibility with respect to one or more projects of Seller.

          "Proprietary Rights" shall mean all of Seller's Intellectual Property, trade secrets, designs, plans, specifications, customer fists and other proprietary rights.

          "Purchase Price" shall mean payments and assumption of specified liabilities in an amount totaling up to Two Million One Hundred Thousand and No/100 dollars ($2,100,000.00). The Purchase Price shall consist of the following items:

          A. A deposit (the "Deposit") in the amount of Fifty Thousand and No/100 dollars ($50,000.00) paid to the Escrow Agent upon execution of this Agreement and held in an interest-bearing deposit account. The Deposit shall be released and paid to the Internal Revenue Service ("IRS") at Closing with any accrued interest being applied to the Designated Payment due at Closing;

          B. A payment at Closing by Purchaser to the Seller for the IRS in the amount of Five Hundred Forty-Nine Thousand and No/100 dollars ($549,000.00) (the "Designated Payment"), provided, however, that Purchaser shall receive $15,000 credit toward such payment based upon the August 1, 1996, payment by Seller to the IRS and shall receive additional credit for all other $15,000 monthly payments by Seller to the IRS, which payments shall continue to be paid by Seller to the IRS until Closing;

          C.   A payment at Closing in the amount of Six Hundred
               Seventy-Six Thousand and No/100 dollars ($676,000.00) by Purchaser to the Plan (the "Initial Plan Payment");

          D.   -INTENTIONALLY LEFT BLANK-

          E. An assumption of liabilities of Seller to its employees for liabilities of Seller to its employees for accrued and unpaid vacation liabilities ("Vacation Liability") in an amount not to exceed Three Hundred Twenty Five Thousand and No/100 dollars ($325,000.00), to be paid or provided for by Purchaser to such employees in such manner as may be agreed by Purchaser and each affected employee; provided that Purchaser shall not be required to pay or provide for Vacation Liability within less than one year following the Closing Date; and further provided that Purchaser shall not require that Vacation Liability be paid or provided for across a period greater that two years following the Closing Date (the "Assumed Vacation Liability");

          F. Payment to the Seller in the amount of Three Hundred Seventy-Eight Thousand and no/100 dollars ($378,000.00), to be paid, without interest, as follows: $76,000.00 shall be paid no later than the first anniversary of the Closing Date; $76,000.00 shall be paid to the Seller for the IRS no later than the second anniversary of the Closing Date; $52,000 shall be paid to the Seller and $24,000 shall be paid to the Seller for the IRS no later than the third anniversary of the Closing Date; $100,000 shall be paid no later than the fourth anniversary of the Closing Date; and $50,000 shall be paid no later than the fifth anniversary of the Closing Date (the "Deferred Payments");

          G. Payment to the Seller of the aggregate amount of Seventy-Two Thousand and no/100 dollars ($72,000.00) for the IRS, $36,000 of which is pursuant and subject to the Non-Compete Agreement with Dr. Anand and $36,000 of which is pursuant to the Non-Compete covenants of Seller in
               Section 10.1 of this Agreement (the "Assigned Non-Compete Payments") to be paid, without interest, as follows:
               $24,000 shall be paid no later than the first anniversary of the Closing Date; $24,000 shall be paid no later than the second anniversary of the Closing Date; and $24,000 shall be paid no later than the third anniversary of the Closing Date.

          H. Purchaser shall reimburse Seller's employees for their prepetition travel expenses in an aggregate amount not to exceed Fifty Thousand and No/100 dollars ($50,000.00) for all such employees; and

          "Purchased Assets" shall mean all of Seller's right, title and interest in and to properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by Seller or in which Seller has any interest (other than Excluded Assets), including without limitation, the following:

          A. all Contract Rights (including, without limitation all Project Contracts);

          B.   all Inventory;

          C.   all Books and Records;

          D.   all Fixtures and Equipment;

          E.   all Proprietary Rights;

          F.   to the extent transferable, all Permits;

          G.   all Accounts Receivable that are unbilled as of the Closing
               Date;

          H. all Accounts Receivable (billed and unbilled) relating to the Last Payroll;

          I. all Accounts Receivable billed after July 30, 1996, relating to expired Contracts that are awaiting closeout;

          J. Life Insurance Policy of United of Omaha in the amount of $1,000,000 as Key-Man Life Insurance on Dr. S.P.S. Anand, in which Seller is the 100% beneficiary; and

          K. all items of real or personal property specified in Exhibit "B" hereto.

          "Seller" shall mean Applied Research of Maryland, Inc., a Maryland corporation.

          "Seller Opinion" shall mean one or more legal opinions of Seller's bankruptcy counsel and general corporate counsel, in a form and in substance satisfactory to Purchaser and its counsel, which shall contain the opinion of Seller's counsel that: (a) Seller is duly organized as represented and warranted in Section 4.1; (b) Seller is authorized to enter into and perform this Agreement as represented and warranted in Section 4.2; (c) this Agreement does not conflict with or violate any law, rule, regulation, order, contract, covenant or agreement governing Seller as represented and warranted in Section 4.6; (d) this Agreement is enforceable as represented and warranted in Section 4.2;
(e) all necessary consents and approvals have been obtained as represented and warranted in Sections 4.7, 6.8 and 8.18 of this Agreement; (f) notice as is required under this Agreement and under the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and other applicable Law has been given to all creditors and parties in interest; and (g) the Order is a Final Order.

          1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

          TERM                               SECTION
          ----                               -------
          Actions                            Section 4.9

          Bankruptcy Case                    Recital 3

          Bankruptcy Court                   Recital 3

          Bankruptcy Rules                   Section 6.8

          Benefit Arrangement                Section 4.15

          Employee Benefit Plan              Section 4.15

          ERISA Affiliate                    Section 4.15

          ERISA                              Section 4.15

          Law or laws                        Section 4.11

          Local Rules                        Section 6.8

          Losses                             Section 10.2

          Motion                             Section 6.5

          Order                              Section 7.4

          Parent                             Recital 2

          Transfer Taxes                     Section 2.3


                                ARTICLE II

                        PURCHASE AND SALE OF ASSETS

     2.1  TRANSFER OF ASSETS.

          On the Closing Date:

          A. Effective as of the Closing, Seller will sell, convey, transfer, assign and deliver to Purchaser, the Purchased Assets, free and clear of all Encumbrances, and Purchaser will acquire from Seller the Purchased Assets.

          B. Purchaser shall not assume or acquire any obligation or liability of Seller except, effective as of the Closing, the following:

               (i) all obligations and liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing under Contracts identified on the Disclosure Schedule as being assumed by Purchaser (but in any case, not including any obligation or liability for any breach occurring prior to the Closing); and

               (ii) the Assumed Vacation Liability (not to exceed $325,000.00 in the aggregate);

               (iii)  Seller's Last Payroll; and

               (iv) all obligations specifically undertaken by Purchaser pursuant to the other provisions of this Agreement.

     2.2  PURCHASE PRICE.

          On the Closing Date, Purchaser shall make the following payments and deliveries of documents, and shall assume the designated liabilities in consideration for the sale, transfer, assignment, conveyance and delivery of the Purchased Assets:

          (a) the Deposit and the Designated Payment shall be paid to the Seller for the IRS, at Purchaser's option, by wire transfer of immediately available funds or by cashier's or certified check;

          (b) the Initial Plan Payment shall be paid to the Plan, at Purchaser's option, by wire transfer of immediately available funds or by cashier's or certified check;

          (c) the Employee Expense Liability (not to exceed $50,000.00 in the aggregate) shall be paid pro rata to employees of the Seller holding allowed claims for employee expenses;

          (d) (1) Purchaser shall make the Deferred Payments and the Assigned Non-Compete Payments on or before the designated anniversaries of the Closing Date;

               (2) To secure payment of the Deferred Payments and the Assigned Non-Compete Payments, Purchaser shall execute and deliver to Seller at Closing, documents reasonably sufficient to provide Seller with a junior lien on all of Purchaser's existing fixed assets, including Purchaser's property, plant, fixtures, and equipment, but not including additional assets acquired by Purchaser after Closing, except to the extent they constitute replacements, improvements, and accessions to Purchaser's existing fixed assets; such liens shall be evidenced by a promissory note to Seller, security agreement, deeds of trust, mortgages, financing statements, and other usual and customary financing instruments, and shall be junior to the liens securing the existing loans and loan commitments to Purchaser from its bank or its governmental agency, existing or future loans from any purchase money security interest lender, extensions or renewals of existing loans or loan commitments, and any future loans from any lender or lenders, used to refinance or replace any of the foregoing;

               (3) The documents evidencing Seller's liens shall set forth and, if recorded, shall be recorded in a manner that reflects the junior lien status described in subsection (d)(2), above; Seller shall, at any time after the date hereof upon the request of Purchaser, promptly execute such additional documents and replacement financing statements as are reasonably necessary to reflect the lien priority described in subsection (d)(2), above; and

          (e) the Assumed Vacation Liability shall be assumed by Purchaser, and shall be paid or provided for in the manner set forth in agreements as may be reached by and between Purchaser and each Employee. Purchaser shall not be required to pay or provide for Assumed Vacation Liability within less than one year following the Closing Date, and Purchaser shall not require that Assumed Vacation Liability be paid or provided for across a period greater that two years following the Closing Date.

To the extent that Seller is liable as of the Closing Date to any governmental agency or taxing authority whose consent or action is required for the transfer of any Permit, Purchaser, at its election, may pay or provide for payment of amounts due to such agency or authority and may deduct amounts paid or required to be paid to such agency or authority from the Designated Payment. For the purpose of the foregoing sentence, the Seller shall be considered liable if the taxing authority or governmental agency has a right to payment that constitutes a "claim" against Seller within the meaning of Section 101(5) of the Bankruptcy Code. Notwithstanding subsection (b) of this Section 2.2, in the event that a claim is allowed against Seller in favor of any current or former employee of Seller as a priority claim under Sections 507(a)(3) or 507(a)(4) of the Bankruptcy Code, then the portion of the Initial Plan Payment that is equal to the amount of such allowed priority claims shall be paid to Seller, and not to the Plan, and the remaining portion of the Initial Plan Payment shall be paid to the Plan. All payments to the Plan shall be made directly to T. Rowe Price as the administrator of the Plan, or to the successor administrator of the Plan.

     2.3  CLOSING COSTS; TRANSFER TAXES.

          The parties shall endeavor to obtain exemptions under
Section 1146 of the Bankruptcy Code and otherwise from documentary transfer taxes and any other sales, use or other taxes imposed by reason of the transfers of the Purchased Assets provided hereunder ("Transfer Taxes"). To the extent that payment of a Transfer Tax is not subject to an exemption, Purchaser shall be responsible for the payment of any such Transfer Tax (provided, however, that Seller shall be responsible for the payment of any Transfer Tax or other tax accruing or arising prior to the Closing).

     2.4  PURCHASE PRICE ALLOCATIONS.

          At Closing, Seller and Purchaser shall agree in writing to an allocation of the Purchase Price and shall execute, and thereafter file on a timely basis with their respective federal income tax returns, the initial asset acquisition statement and any supplemental statements on Internal Revenue Service Form 8594 required by Temporary Treasury Regulation Section 1.1060-1T.

     2.5  WAIVERS AND RELEASES OF CERTAIN CLAIMS.

          At Purchaser's request, at Closing, and thereafter from time to time, Seller shall waive and release any and all claims, known and unknown, they, or any of them, have or may have, as of the Closing Date, including without limitation Avoidance Claims, against all Hired
Employees. Such release shall be a general release and shall be in a form that is reasonably satisfactory to Purchaser and its counsel.

                                ARTICLE III

                                  CLOSING

     3.1  CLOSING.

          The Closing of the transactions contemplated herein (the "Closing") shall take place at or about the hour of 11:00 a.m. on the Closing Date at the offices of Greenan, Walker, Trainor & Billman, 6411 Ivy Lane, Seventh Floor, Greenbelt, Maryland 20770, unless the parties hereto agree otherwise.

     3.2  CONVEYANCES AT CLOSING.

          A. INSTRUMENTS AND POSSESSION. To effect the transfer referred to in Section 2.1 of this Agreement, Seller will, on the Closing Date, execute and deliver to Purchaser:

               (i) one or more bills of sale substantially in the form attached hereto as Exhibit "C," conveying in the aggregate all of Seller's owned personal property included in the Purchased Assets;

               (ii) assignments or novations of all Contract Rights included in the Purchased Assets (including, without limitation Project Contracts);

               (iii) assignment of all Proprietary Rights in recordable form to the extent necessary to assign such rights or to perfect the assignment of such rights;

               (iv) such other instruments as shall be reasonably requested by Purchaser to vest in Purchaser title in and to the Purchased Assets in accordance with the provisions of this Agreement;

               (v)  all Books and Records included in the Purchased
Assets; and

               (vi) physical possession of all tangible personal property included in the Purchased Assets.

          B. FORM OF INSTRUMENTS. All of the foregoing instruments shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Purchaser.

     3.3  OTHER DELIVERIES AT CLOSING.

          In addition to the foregoing matters, at the Closing:

          A. Purchaser and Seller shall deliver officers' certificates confirming the accuracy of the representations and warranties set forth in Articles IV and V;

          B. Purchaser and the Seller shall deliver the certificates and other matters described in Articles VII and VIII;

          C. Purchaser and Dr. Anand shall execute and deliver the Consulting and Non-Compete Agreement and the Indemnification Agreement;

          D. Seller shall deliver a copy of the Order, certified by the Bankruptcy Court and evidence that the Order has become a Final Order (unless Purchaser in writing waives the finality requirement);

          E.   Seller shall deliver the Seller Opinion and the Parent
Opinion;

          F. Seller shall deliver a schedule of accrued vacation time and allowances with respect to each of its employees; and

          G. Seller shall deliver the Parent Consent and Indemnification Agreement.

                                ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth on the Disclosure Schedule, Seller hereby represents and warrants to Purchaser as follows:

     4.1  ORGANIZATION OF SELLER.

          Seller is duly organized, validly existing and in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a material adverse effect on the business or financial condition of Seller. Each jurisdiction in which Seller is qualified to do business as a foreign corporation is listed on the Disclosure Schedule.

     4.2  AUTHORIZATION.

          Seller has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and, subject to approval by the Court, is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

     4.3  ABSENCE OF CERTAIN CHANGES OR EVENTS.

          Since the Balance Sheet Date, there has not been any:

          (a) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by Seller to any of its Personnel, (ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of any Non-Direct Personnel, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Seller for any Personnel except pursuant to the existing plans and arrangements described in the Disclosure Schedule or (iv) new employment agreement to which Seller is a party with any new Non-Direct Employee;

          (b) sale, assignment or transfer of any of the assets of Seller, other than in the ordinary course of business;

          (c) cancellation of any indebtedness or waiver of any rights of substantial value to Seller, whether or not in the ordinary course of business;

          (d) amendment, cancellation or termination of, or notice of default by Seller under any Contract, Permit, license or other instrument material to Seller;

          (e) capital expenditure, other than in the ordinary course of business and consistent with past practice;

          (f) failure to operate the business of Seller in the ordinary course consistent with past practice;

          (g) damage, destruction or loss (whether or not covered by insurance) with respect to any of the Purchased Assets;

          (h) any declaration, setting aside or payment of dividends or distributions in respect of any capital stock of Seller or any redemption, purchase or other acquisition of any of Seller's equity securities;

          (i) any payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, or as otherwise approved by the Bankruptcy Court;

          (j)  agreement by Seller to do any of the foregoing; or

          (k) any other material adverse change in the business, financial condition or operations of Seller (items (a) through (k), above, being referred to collectively herein as "Material Adverse Changes").

     4.4  TITLE TO ASSETS, ETC.

          Seller has good and marketable title to the Purchased Assets. Without limiting the generality of the foregoing, neither Parent nor any other Affiliate has any legal or equitable interest in any of the Project Contracts. None of the Purchased Assets is subject to any Encumbrances, except liens which are specified in the Disclosure Schedule and which are to be discharged pursuant to the Order at or prior to the Closing. Seller enjoys peaceful, and undisturbed possession of all its facilities, and its facilities are not subject to any Encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of Seller. None of the real property improvements (including leasehold improvements), equipment and other assets owned or used by Seller at its facilities is subject to any commitment or other arrangement for their sale or use by any affiliate of Seller or third parties.

     4.5  CONTRACTS AND COMMITMENTS.

          A.   Seller is not a party to any written or oral:

               (a) commitment, contract, note, loan, evidence of indebtedness, purchase order or letter of credit involving any obligation or liability on the part of Seller;

               (b) lease of real property (the Disclosure Schedule indicates with respect to each Lease listed on the Disclosure Schedule the term, annual rent, renewal options and number of square feet leased);

               (c) lease of personal property (the Disclosure Schedule indicates with respect to each lease listed on the Disclosure Schedule a general description of the leased items, term, annual rent and renewal options);

               (d) contract or commitment not otherwise described above or listed in the Disclosure Schedule (including purchase orders, franchise agreements and undertakings or commitments to any governmental or regulatory authority) relating to the business of Seller and otherwise materially affecting Seller's business under contracts not in the ordinary course of business;

               (e)  Permit;

               (f) contracts or agreements containing covenants limiting the freedom of Seller to engage in any line of business or compete with any person; or

               (g) employment contracts, including, without limitation, contracts to employ executive officers and other contracts with officers or directors of Seller.

          B. Seller is not (and, to the best knowledge of Seller, no other party is) in material breach or violation of, or default under any of the Contracts or other instruments, obligations, evidences of indebtedness or commitments described in (a) through (g) above, the breach or violation of which would have a material adverse effect on the business, financial condition or operations of Seller, other than and to the extent alleged for the filing of a petition in bankruptcy.

          C.   Except as otherwise set forth on the Disclosure Schedule:
(i) none of the Project Contracts has been assigned or is the subject of any security agreement; (ii) each of the Project Contracts is a valid and binding obligation of the Seller and (to the best knowledge of the Seller) the other party or parties thereto, enforceable in accordance with its terms; (iii) neither the Seller nor (to the best knowledge of the Seller) any other party thereto, has terminated, canceled, modified or waived any term or condition of any Project Contract, (iv) neither the Seller nor (to the best knowledge of the Seller) any other party to any Project Contract is in default or alleged to be in default under any Project Contract and there exists no event, condition or occurrence that, after notice or lapse of time, or both, would constitute such a default by the Seller or (to the best knowledge of the Seller) any other party to any such Project Contract; and (v) none of the Project Contracts contains any covenant or other restriction preventing or limiting the consummation of the transactions contemplated hereby, including any provision prohibiting the assignment of the Seller's rights thereunder or granting any party a right of termination or modification of any provision as a result thereof.

     4.6  NO CONFLICT OR VIOLATION.

          Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Seller, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, Permit, authorization or concession to which Seller is a party or by which the Purchased Assets are bound, which breach or default would have a material adverse effect on the business, financial condition or operations of Seller or its ability to consummate the transactions contemplated hereby, (c) a violation by Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business, financial condition or operations of Seller or its ability to consummate the transactions contemplated hereby, or (d) an imposition of any material Encumbrance, restriction or charge on any of the Purchased Assets.

     4.7  CONSENTS AND APPROVALS.

          Except for the approval of the Court contemplated by Sections 6.5, 7.4 and 8.6, no consent, approval or authorization of, or declaration, registration with, any governmental or regulatory authority, or any other person or entity, required to be made or obtained by, Seller in connection with the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

     4.8  FINANCIAL STATEMENTS.

          Seller has heretofore delivered to Purchaser the Financial Statements. Except as otherwise set forth therein, the Financial Statements are complete, are in accordance with the books and records of Seller accurately reflect the assets, liabilities and financial condition and results of operations indicated thereby in accordance with generally accepted accounting principles consistently applied, and contain and reflect all necessary adjustments for a fair representation of the Financial Statements as of the date and for the period covered thereby.

     4.9  LITIGATION.

          There are no suits, actions, proceedings or investigations pending or, to the best knowledge of Seller, threatened (whether or not any such suit, action, proceeding or investigation involves, or seeks recourse against, Seller or any of the Purchased Assets) ("Actions") which materially affect or would, if adversely determined, materially adversely affect any of the Purchased Assets or Seller's ability to execute and deliver this Agreement or consummate the transactions contemplated hereby.

     4.10 LABOR MATTERS.

          Seller is not a party to any labor agreement with respect to its employees with any labor organization, group or association. Seller has not experienced any attempt by organized labor or its representatives to make Seller conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Seller. Seller is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board or any other governmental agency arising out of Seller's activities, and Seller has no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against Seller nor is any grievance currently being asserted; and Seller has not experienced a work stoppage or other labor difficulty.

     4.11 COMPLIANCE WITH LAW.

          Seller and the conduct of its business are in compliance with all applicable laws, statutes, ordinances, rules, regulations and orders, whether federal, state or local (collectively, "Law" or "Laws"), except where the failure to comply would not have a material adverse effect on the business, financial condition or operations of Seller. Seller has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with Law where the failure to comply would have a material adverse effect on the business, financial condition or operations of Seller, and Seller has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such Law which would, in any one case or in the aggregate, have a material adverse effect on the business, financial condition or operations of Seller. All Permits that are required by Law, or which are otherwise necessary or appropriate for the operation and conduct of the business of Seller, are held by Seller in its name, are in full force and effect Seller is in good standing under, and in compliance with, all Permits.

     4.12 NO BROKERS.

          Neither Seller nor any Affiliate has entered into or will enter into any Contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Purchaser to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     4.13 NO OTHER AGREEMENTS TO SELL THE ASSETS OR SELLER.

          Neither Seller nor any shareholder of Seller has any legal obligation, absolute or contingent, to any other person or firm to sell the Purchased Assets, to sell a majority of the capital stock of Seller or to effect any merger, consolidation or other reorganization of Seller or to enter into any agreement with respect thereto.

     4.14 PROPRIETARY RIGHTS.

          All of Seller's Proprietary Rights are listed in the Disclosure Schedule. The Proprietary Rights listed in the Disclosure Schedule are in all material respects all those used in the business of Seller. No person has a right to receive a royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangement entered into by Seller, and no person otherwise has a right to receive a royalty or similar payment in respect of any such Proprietary Rights. Seller has no licenses granted by or to it or no other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights. Seller's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceedings have been instituted against or notices received by Seller that are presently outstanding alleging that Seller's use of its Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

     4.15 EMPLOYEE BENEFIT PLANS.

          (a)  DEFINITIONS.  The following terms, when used in this
Section 4.15, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (1) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               (2) ERISA AFFILIATE. "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with the Company as defined in Section 4.14(b) or (c) of the IRC.

               (3) BENEFIT ARRANGEMENT. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the IRC providing for the same or other benefits) or for deferred compensation, profit sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or postretirement insurance, compensation or benefits which is

                    (i) entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or an ERISA Affiliate or under which the Company or any ERISA Affiliate may incur any liability, and

                    (ii) covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

          (b) REPRESENTATIONS. Except for the Plan, neither the Seller nor any ERISA Affiliate maintains, administers, contributes to or is required to contribute to any "employee benefit plan" as defined in
Section 3(3) of ERISA, any "multiemployer plan," as defined in
Section 4001(a)(3) of ERISA or any Benefit Arrangement, which covers any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities) (collectively, "Employee Benefit Plans"), or within the five years prior to the Closing Date, maintained, administered, contributed to or is required to contribute to any such Employee Benefit Plan or under which Employee Benefit Plan the Company or any ERISA Affiliate may incur any liability.

          (c) EMPLOYEE PLAN LIABILITIES. Except as otherwise expressly provided by this Agreement, Purchaser shall have no liability or obligation with respect to any Employee Benefit Plan, including without limitation any responsibility for contributions required to fund any benefits payable thereunder with respect to the employees of the Seller for any period prior to, at or following the Closing. Seller shall indemnify, defend and hold Purchaser harmless from and against any such claims and liabilities.

          (d) NO CONTINUING OBLIGATION. Purchaser shall have no obligation to assume or continue any benefits under any Employee Benefit Plan. Purchaser shall have no obligation to provide the same or similar benefits on account of any period prior to Closing. Purchaser's sole obligations with respect to benefits are to make the Initial Plan Payment.

     4.16 SEVERANCE ARRANGEMENTS.

          Seller has not entered into any severance or similar arrangement in respect of any present or former Personnel that will result in any obligation (absolute or contingent) of Purchaser or Seller to make any payment to any present or former Personnel following termination of employment, other than such agreements requiring Seller (but not Purchaser) to make such payments, which agreements must be approved by the Bankruptcy Court and which shall not affect Hired Employees. Purchaser shall have no obligation to assume any severance arrangement between Seller and any other person (including without limitation, Hired Employees). No payment made by Seller on any severance arrangement shall affect the net profit from operations under Section 6.9, below.

     4.17 COMPLIANCE WITH LEGISLATION REGULATING ENVIRONMENTAL QUALITY.

          There are no toxic wastes or other toxic or hazardous substances or materials being stored or otherwise held on, under or about any of the Facilities. The Facilities have been maintained in compliance with all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses and regulations, including, but not limited to the Federal Water Pollution Control Act (42 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 201; 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.).

     4.18 TAX MATTERS.

          Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due and before such taxes became delinquent.

     4.19 INSURANCE.

          The Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation and other forms of insurance maintained by Seller on its business, property or Personnel. Such policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect by Seller through the Closing.

     4.20 FULL DISCLOSURE.

          None of the representations and warranties made by Seller, nor in any certificate or memorandum furnished or to be furnished by Seller, or on its behalf, including the Disclosure Statement, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

     4.21 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; APPLICABILITY.

          All of the representations and warranties of Seller contained in this Article IV shall survive the Closing.

                                 ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     5.1  ORGANIZATION OF PURCHASER.

          Purchaser is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

     5.2  AUTHORIZATION.

          Purchaser has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Purchaser and, subject to approval by the Court, is a legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

     5.3  NO CONFLICT OR VIOLATION.

          Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or Bylaws of Purchaser, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Purchaser is a party which breach or default would have a material adverse effect on the business, financial condition or operations of Purchaser or its ability to consummate the transactions contemplated hereby or (c) a violation by Purchaser of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on the business or financial condition of Purchaser or its ability to consummate the transactions contemplated hereby.

     5.4  CONSENTS AND APPROVALS.

          Except for the approval of the Court contemplated by Sections 7.4 and 8.6, and such governmental agencies as may be identified by Seller in the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     5.5  LIENS AND LOANS.

          The secured liens of record, Line of Credit (revolving), Line of Credit (revolving - M&E), term loans and additional term loan for the acquisition of Seller's assets as set forth in Counsel's correspondence of August 27, 1996 are true and correct. Purchaser will have loan availability to fund the purchase of Seller's assets as provided in their Agreement.

                                ARTICLE VI

                     COVENANTS OF SELLER AND PURCHASER

     Seller and Purchaser each covenants with the other as follows:

     6.1  COOPERATION AND BEST EFFORTS.

          Prior to the Closing, the Purchaser and the Seller shall cooperate and diligently pursue and use their respective best efforts to obtain the assignments and novations of the Contract Rights and Contracts, the Order, and any required consent of the relevant third parties to the assignment of the Contracts.

     6.2  MAINTENANCE OF ASSETS AND RELATIONSHIPS.

          Prior to the Closing, the Seller shall duly perform and discharge its obligations and liabilities under the Project Contracts and the Contracts; operate its business in the ordinary course; maintain the Fixtures and Equipment and its other assets and properties in good repair and operating condition; and will use its best efforts to preserve and maintain good relationships with its clients, customers, vendors and Employees.

     6.3  OTHER ACTION.

          Neither the Seller nor the Purchaser shall take any action that would result in any of their respective representations and warranties not being true in all material respects as of the Closing Date. Each of the parties shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to its obligations to consummate the sale and purchase under this Agreement.

     6.4  INVESTIGATION BY PURCHASER.

          Seller shall allow Purchaser at its own expense during regular business hours to make such inspection of the Purchased Assets and to inspect and make copies of other Contracts, Books and Records or information requested by Purchaser and necessary for or reasonably related to the business, financial condition and operations of Seller. All such information shall be provided to Purchaser in such form as information may presently exist or be readily available. Seller hereby authorizes Purchaser and its agents, representatives, employees, accountants and lawyers to contact, communicate with: Employees, customers of Seller and Affiliates (including parties to Contracts), governmental agencies and permitting authorities, licensors, shareholders of Seller and Affiliates, creditors and other parties in interest in the Bankruptcy Case, in order to facilitate Purchaser's investigation and/or the consummation of the transactions contemplated by this Agreement. Seller shall hold Purchaser and its agents harmless from any and all claims and liability, and shall not assert any claim or liability against Purchaser or its agents, arising from or in connection with the activities of Purchaser and its agents pursuant to this Section, except for actions by Purchaser that are intended to cause harm to Seller or that constitute gross misconduct.

     6.5  COURT APPROVAL; BEST EFFORTS.

          Within five (5) Business Days following the date hereof, Seller shall file a motion or motions pursuant to Section 363 of the Bankruptcy Code (and such other Sections of the Bankruptcy Code and Bankruptcy Rules as may be appropriate) (the "Motion") seeking the Court's approval of this Agreement and the transactions contemplated hereby. Seller shall use its best efforts to obtain Court approval of this Agreement and the transactions contemplated hereby.

     6.6  CERTAIN PROHIBITED TRANSACTIONS.

          Except as otherwise required by the Court or the Bankruptcy Code or expressly provided herein, Seller shall not take any of the following actions without the prior written consent of Purchaser:

          (a) pay or incur any obligation to pay any dividend on its capital stock or make or incur any obligation to make any distribution or redemption with respect to its capital stock;

          (b)  make any change to its Articles of Incorporation or bylaws;

          (c) mortgage, pledge or otherwise encumber any of its properties or assets or sell, transfer or otherwise dispose of any of its properties or assets or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

          (d) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation, except in the ordinary course of business and consistent with past practice;

          (e) enter into, terminate or reject any material contract or agreement, or make any material change in the Leases or any of its Contracts, other than in the ordinary course of business and consistent with past practice, or as may be approved by the Bankruptcy Court; provided, however, that Seller shall not terminate, reject or make any material adverse change in any Project Contract;

          (f) do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect; or

          (g) directly or indirectly file or make any motion or request, or consent or agree to, any motion or request, for the dismissal or conversion of the Bankruptcy Case, or any plan of reorganization or liquidation that is inconsistent with the terms of this Agreement.

     6.7  NOTIFICATION OF CERTAIN MATTERS.

          Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of Seller or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Additionally, Seller shall give prompt notice to Purchaser of any objection, allegation or threat of legal action that Seller may receive in connection with this Agreement or the transactions contemplated hereby. Each party shall use all reasonable efforts to remedy any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     6.8  NOTICES TO CREDITORS AND PARTIES IN INTEREST.

          Seller shall provide notice to all creditors and parties in interest of all matters that are required by the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"). Without limiting the generality of the foregoing, Seller shall provide notice to all persons and entities who are shareholders in Parent as of the time such notice is given or required to be given. Such notices shall be given in a manner, and within the time, required by the Bankruptcy Code, Bankruptcy Rules, local rules of the Court ("Local Rules") or order of the Court, as applicable. At Closing, Seller shall certify Seller's compliance with all notice requirements by sworn affidavit of an officer of Seller executed under penalty of perjury. In addition to providing notices as required above, Seller shall cause Parent to conduct meeting of Parent's board of directors and, as soon as practicable after the date of the Order, a meeting of Parent's shareholders to obtain approval and authorization of the Parent Consent and Indemnification Agreement. Seller and Parent shall comply with all applicable Laws (including without limitation, applicable corporate and securities laws, rules and regulations) in obtaining such approval and authorization.

     6.9  NET PROFIT FROM OPERATIONS.

          Within thirty (30) days following the Closing, Seller shall make payment to Purchaser in immediately available funds in an amount equal to Seller's net profits from operations computed pursuant to generally accepted accounting principles, consistently applied, accrued during the period commencing on July 30, 1996, and ending on the Closing Date.

     6.10 DISCLOSURE SCHEDULE.

          Within ten (10) Business Days following the date hereof, Seller shall deliver to Purchaser the Final Disclosure Schedule.

                                ARTICLE VII

                    CONDITIONS TO SELLER'S OBLIGATIONS

     The obligations of Seller to consummate the transactions required to take place at Closing are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     7.1  REPRESENTATIONS, WARRANTIES AND COVENANTS.

          All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as, and to the extent that, the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Purchaser shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

     7.2  CERTIFICATES.

          Purchaser shall have furnished Seller with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VII and the representations and warranties in
Article V.

     7.3  CORPORATE DOCUMENTS.

          Seller shall have received from Purchaser resolutions adopted by the board of directors of Purchaser approving this Agreement and the transactions contemplated hereby, certified by Purchaser's corporate secretary.

     7.4  COURT APPROVAL.

          The Court shall have entered an order or orders, including any findings of fact and conclusions of law (collectively, the "Order") in a form acceptable to Purchaser that (1) approves the form and content of this Agreement; (2) authorizes Seller to enter into each and every transaction contemplated by this Agreement; and (3) authorizes Seller to convey to Purchaser the Purchased Assets effective on the Closing Date.

                               ARTICLE RMIN

                   CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligations of Purchaser to consummate the transactions required to take place at Closing are subject, in the discretion of Purchaser, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

     8.1  REPRESENTATIONS, WARRANTIES AND COVENANTS.

          All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as, and to the extent that, the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

     8.2  CONSENTS.

          All consents, approvals and waivers from third parties and governmental authorities and other Parties necessary to permit Seller to transfer the Purchased Assets to Purchaser as contemplated hereby shall have been obtained.

     8.3  NO GOVERNMENTAL PROCEEDINGS OR LITIGATION.

          No Action by any governmental authority shall have been instituted or threatened which questions the validity or legality of the transaction contemplated hereby and which could reasonably be expected to affect materially the right or ability of Purchaser to own, operate or possess the Purchased Assets after the Closing or to damage Purchaser materially if the transactions contemplated hereunder are consummated.

     8.4  CERTIFICATES.

          Seller shall have furnished Purchaser with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII and the representations and warranties set forth in Article IV.

     8.5  CORPORATE DOCUMENTS.

          Purchaser shall have received from Seller resolutions adopted by the boards of directors and shareholders of Seller approving this Agreement and the transactions contemplated hereby, certified by Seller's corporate secretary.

     8.6  COURT APPROVAL.

          On or before August 30, 1996, or such later date as Purchaser may agree in writing in Purchaser's sole and absolute discretion, the Court shall have entered the Order in a form and in substance acceptable to Purchaser that (1) approves the form and content of this Agreement effective July 30, 1996; (2) authorizes Seller to enter into each and every transaction contemplated by this Agreement; (3) authorizes Seller to convey to Purchaser the Purchased Assets free and clear of all Encumbrances of all parties and entities; (4) approves the assumption and assignment to Purchaser of any Contract that is an executory contract and is a Purchased Asset; (5) determines that the consideration given by Purchaser under this Agreement represents the fair market value of the Purchased Assets; (6) determines that this Agreement is in the best interest of Seller and its Affiliates, including without limitation, Parent and Parent's shareholders.

     8.7  FINALITY.

          The Order shall have become a Final Order.

     8.8  THIRD PARTY ESTOPPELS AND CONSENTS.

          Within ninety (90) days following the entry of the Order, all parties to any Project Contract have executed and delivered to Purchaser legally binding instruments consenting to the assumption and assignment to Purchaser of each such Project Contract, without conditions, restrictions or modifications to which Purchaser has not agreed in writing, and verifying the absence of any default, defense or cure requirement in connection with such Project Contract, or alternatively entering into a novation of the Project Contract with Purchaser, all in a form and in substance acceptable to Purchaser and its counsel.

     8.9  MATERIAL ADVERSE CHANGE.

          There shall not have been a Material Adverse Change.

     8.10 CONSULTING AGREEMENT AND NON-COMPETE AGREEMENT.

          Purchaser and Dr. Anand shall have agreed to and executed and delivered the Consulting Agreement and the Non-Compete Agreement in form and in substance acceptable to Purchaser.

     8.11 PERMITS.

          All licenses, Permits and other governmental authorizations required for Purchaser to conduct the business of Seller shall have been obtained.

     8.12 EMPLOYEES AND PROJECT MANAGERS.

          At least 90% of the Employees to whom Purchaser has offered employment have agreed to become Hired Employees on terms and conditions that are mutually acceptable to Purchaser and each such Employee; and all of the Project Managers to whom Purchaser has offered engagement or employment have agreed to such employment or engagement on terms and conditions that are mutually acceptable to Purchaser and each such Project Manager.

     8.13 ARTICLES OF TRANSFER.

          Seller shall have executed and furnished to Purchaser Articles of Transfer describing the sale of assets contemplated hereby, which Articles of Transfer shall have been filed with the Maryland State Department of Assessments and Taxation as of the Closing Date.

     8.14 PURCHASE PRICE ALLOCATION.

          Seller shall have executed and delivered the Purchase Price allocation referenced in Section 2.4, above.

     8.15 PLAN TRUSTEES.

          The Plan Trustees have executed and delivered to Purchaser an instrument consenting to the terms and conditions of this Agreement and the performance and consummation thereof, in form and substance acceptable to Purchaser and its counsel.

     8.16 INDEMNIFICATION AGREEMENT.

          Dr. Anand shall execute this Agreement as the Indemnification
Agreement.

     8.17 PARENT CONSENT.

          Seller shall have delivered the Parent Consent and Indemnification Agreement, duly executed by Parent, and all documentation reasonably requested by Purchaser to evidence corporate authority and approvals and authorizations required under this Agreement.

     8.18 OPINIONS.

          Seller shall have delivered the Parent Opinion and the Seller
Opinion.

     8.19 CLOSING DATE.

          The Closing shall have occurred on or before November 30, 1996.

     8.20 CONSENT AND RELEASE.

          Dr. Anand and the Plan Trustees shall acknowledge and agree that Purchaser shall pay up to $10,000 to the IRS in lieu of paying this amount to the Plan and Dr. Anand hereby releases and forgives Purchaser from liability for such payment.

                                ARTICLE IX

                               MISCELLANEOUS

     9.1  BREACH; REMEDIES; TERMINATION.

          A. If any condition precedent to Seller's obligations hereunder is not satisfied and such condition is not waived by Seller at or prior to the Closing Date, or if any condition precedent to Purchaser's obligations hereunder is not satisfied and such condition is not waived by Purchaser at or prior to the Closing Date, Seller or Purchaser, as the case may be, may terminate this Agreement at its option by notice to the other party.

          B. Either party may terminate this Agreement upon the occurrence of a material breach of this Agreement by the other party that is not cured within a reasonable time after notice of the breach;
provided, however, that a party may not terminate this Agreement solely on the grounds of a material breach by the other party if the terminating party is itself in material breach of this Agreement at the time.

          C. Purchaser and Seller agree that the novations and/or assignments of Project Contracts shall be obtained pursuant to applicable laws, rules and regulations governing the novation and/or assignment of such contracts.

          D. In the event of the termination of this Agreement by either party pursuant to Sections 9.1(A) or 9.1(B), above, neither party shall have any liability hereunder of any nature whatsoever to the other party, including any liability for damages, unless such party has materially breached its obligations hereunder, in which event the party in default shall be liable to the other party in damages. In the event of the termination of this Agreement by Purchaser pursuant to Section 9.1(C), above, neither party shall have any liability hereunder of any nature whatsoever, regardless of the occurrence and continuation of a breach or default. In the event of a breach or default by Seller, in addition to other remedies available at law or in equity, Purchaser shall be entitled to specific performance of this Agreement without posting bond or other security.

          E. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

     9.2  ASSIGNMENT.

          Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     9.3  NOTICES.

          Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date such receipt is acknowledged or refused) as follows:

If to Seller, addressed to:        Dr. S.P.S. Anand
                                   Applied Research Corporation
                                   8201 Corporate Drive
                                   Suite 1120
                                   Landover, MD  20875

     With a copy to:               James M. Greenan, Esquire
                                   Greenan, Walker, Trainor &
                                     Billman
                                   6411 Ivy Lane, 7th Floor
                                   Greenbelt, MD  20770

If to Purchaser, addressed to:     Mr. Jack Gulati, CEO
                                   Fidelity Technologies
                                      Corporation
                                   2501 Kutztown Road
                                   Reading, PA  19605

     With a copy to:               Joseph E. Lewis, Esquire
                                   Stevens & Lee
                                   111 North Sixth Street
                                   P.O. Box 679
                                   Reading, PA  19603

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     9.4  CHOICE OF LAW.

          This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Maryland (without reference to the choice of law provisions of Maryland law).

     9.5  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

          This Agreement, together with all exhibits and schedules hereto and all agreements contemplated hereby, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and their employees, agents, representatives and attorneys. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     9.6  MULTIPLE COUNTERPARTS.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.7  EXPENSES.

          Except as set forth below or as otherwise specified herein, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect. The obligations of the parties under this Section shall survive termination of this Agreement.

     9.8  TITLES.

          The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     9.9  FURTHER ASSURANCES.

          Each party shall at any time and from time to time hereafter, both before and after Closing, execute, acknowledge and deliver to the other party any and all instruments or assurances that the other party may reasonably require for the purpose of giving full force and effect to the provisions of this Agreement, and shall otherwise cooperate with the other's reasonable requests made in aid of consummating the transactions herein contemplated.

     9.10 SIGNED UNDER SEAL.

          This Agreement is signed under seal by the parties.

     9.11 TIME IS OF THE ESSENCE.

          Time is of the essence under this Agreement.

     9.12 NO THIRD PARTY BENEFICIARIES.

          This Agreement is for the benefit of the undersigned parties and is not intended to create rights in, or be enforceable by, any third party.

     9.13 JURY TRIAL.

          EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     9.14 PUBLICITY.

          All notices to third parties and all publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between Purchaser and Seller. None of the parties shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld.

     9.15 REQUIRED FILINGS.

          Seller shall file all documents and reports required by Law in connection with the transactions contemplated by this Agreement, including without limitation filings as may be required under securities laws.

                                 ARTICLE X

                         POST-CLOSING OBLIGATIONS

     10.1 COVENANT NOT TO COMPETE.

          Seller acknowledges and agrees that the Seller's business is conducted in Montgomery County and Prince Georges County, Maryland, and that Seller's reputation and goodwill are an integral part of its business. If Seller deprives Purchaser of any of Seller's goodwill or in any manner utilizes its reputation and goodwill in competition with Purchaser, Purchaser will be deprived of the benefits it has bargained for pursuant to this Agreement. This covenant is necessary to transfer the business and goodwill of Seller to Purchaser effectively. Accordingly, as an inducement for Purchaser to enter into this Agreement, Seller agrees that for a period of three years after the Closing, Seller shall not, without Purchaser's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with, any, profit or nonprofit business or organization either in Montgomery County or Prince Georges County, Maryland, which involves high technology research or development, design or fabrication of sensors or instrumentation, technical support services, or software development. Seller further agrees that it shall not solicit or enter into any business or transaction with any person or entity that is a party to any Project Contract for a period of three years after the Closing. Seller shall maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements, trade secrets and business plans and information which are confidential information of Seller. In the event the agreement in this Section 10.1 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

     Seller acknowledges that a breach of the covenants contained in this
Section 10.1 will cause irreparable damage to Purchaser, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Seller agrees that if Seller breaches the covenant contained in this Section 10.1, in addition to any other remedy which may be available at law or in equity, Purchaser shall be entitled to specific performance and injunctive relief, without posting bond or other security.

     10.2 INDEMNIFICATION BY THE SELLER.

          Subject to Section 9.1 and the further provisions of this
Article X, the Seller shall protect, defend, hold harmless and indemnify the Purchaser, its officers, directors, stockholders, employees and agents, and their respective successors and assigns from, against and in respect of any and all losses, liabilities, deficiencies, penalties, fines, costs, damages and expenses whatsoever (including reasonable professional fees and costs of investigation, litigation, settlement, and judgment and interest) ("Losses") that may be suffered or incurred by any of them arising from or by reason of any of the following.

               (a) Any breach of any representation, warranty, covenant or agreement made by the Seller, in this Agreement or contained in any certificate executed by the Seller and delivered to the Purchaser in connection with this Agreement;

               (b) Any liability or obligation of the Seller which has not been assumed by the Purchaser pursuant to the express provisions of this Agreement; and

               (c) Any and all costs and expenses (including reasonable legal fees) incident to the enforcement of the provisions of this Section.

     10.3 INDEMNIFICATION BY THE PURCHASER.

          Subject to Section 9.1 and the further provisions of this
Article X, the Purchaser shall protect, defend, hold harmless and indemnify the Seller, its officers, directors, employees and agents, and stockholders and their respective successors and assigns from, against and in respect of any all Losses that may be suffered or incurred by any of them arising from or by reason of any of the following.

               (a) Any breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement or contained in any certificate executed by the Purchaser and delivered to the Seller in connection with this Agreement; and

               (b) Any and all costs and expenses (including reasonable legal fees) incident to the enforcement of the provisions of this Section.

     10.4 INDEMNIFICATION PROCEDURES.

          Whenever a party hereto (such party and each of its affiliates which is entitled to indemnification pursuant to any provisions of this Agreement, an "Indemnified Party") shall learn after the Closing of a claim that, if allowed (whether voluntarily or by judicial or quasi-judicial tribunal or agency), would give rise to an obligation of another party (the "Indemnifying Party") to indemnify the Indemnified Party under any provision of this Agreement, before paying the same or agreeing thereto, the Indemnified Party shall promptly notify the Indemnifying Party in writing of all such facts within the Indemnified Party's knowledge with respect to such claim and the amount thereof (a "Notice of Claim"). If, prior to the expiration of fifteen (15) days from the mailing of a Notice of Claim, the Indemnifying Party shall request, in writing, that such claim not be paid, the Indemnified Party shall not pay the same, provided the Indemnifying Party proceeds promptly, at its or their own expense (including employment of counsel reasonably satisfactory to the Indemnified Party), to settle, compromise or litigate, in good faith, such claim. After notice from the Indemnifying Party requesting the Indemnified Party not to pay such claim and the Indemnifying Party's assumption of the defense of such claim at its or their expense, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof. However, the Indemnified Party shall have the right to participate at its expense and with counsel of its choice in such settlement, compromise or litigation. The Indemnified Party shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall the Indemnified Party be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the Indemnified Party. The failure to provide a timely Notice of Claim as provided in this Section shall not excuse the Indemnifying Party from its or their continuing obligations hereunder; however, the Indemnified Party's claim shall be reduced by any damages to the Indemnifying Party resulting from the Indemnified Party's delay or failure to provide a Notice of Claim as provided in this Section.

     10.5 ALLEGATIONS BY THIRD PARTIES.

          For purposes of this Article X, any assertion of fact and/or law by a third party that, if true, would constitute a breach of a representation or warranty made by a party to this Agreement or make operational an indemnification obligation hereunder, shall, on the date that such assertion is made, immediately invoke the Indemnifying Party's obligation to protect, defend, hold harmless and indemnify the Indemnified Party pursuant to this Article X.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                              SELLER:

                              APPLIED RESEARCH OF MARYLAND, INC.

                              By ________________________________

                              Title:_____________________________

                              PURCHASER:

                              FIDELITY TECHNOLOGIES CORPORATION

                              By ________________________________

                              Title:_____________________________

Agreed and consented to:      ___________________________________
                              DR. S.P.S. ANAND